UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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DENTSPLY INTERNATIONAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DENTSPLY International Inc. World Headquarters Susquehanna Commerce Center 221 W. Philadelphia Street York, PA 17405-0872 (717) 845-7511 – Direct (717) 854-2343 – Fax

April 8, 2010

Dear DENTSPLY Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders to be held on Tuesday, May 11, 2010, at 9:30 a.m., at the Company’s World Headquarters, 221 West Philadelphia Street, in York, Pennsylvania.

The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.

Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have three ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, you may vote by telephone by calling 1-800-690-6903 and following the instructions, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

Sincerely,

Bret W. Wise Chairman of the Board and Chief Executive Officer

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 11, 2010

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, May 11, 2010, at 9:30 a.m., local time, at the Company’s World Headquarters, 221 West Philadelphia Street, in York, Pennsylvania, for the following purposes:

1.	To elect four Class III directors to serve for a term of three years and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit financial statements of the Company for the year ending December 31, 2010;
3.	To approve the DENTSPLY International Inc. 2010 Equity Incentive Plan; and
4.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors (the “Board”) fixed the close of business on March 15, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania.

The Board of Directors urges you to vote your proxy by mail, by telephone or through the internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors, Brian M. Addison Vice President, Secretary and General Counsel

York, Pennsylvania
April 8, 2010

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY International Inc. (“DENTSPLY” or the “Company”), a Delaware corporation, for use at the Company’s 2010 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the “Annual Meeting”) to be held on Tuesday, May 11, 2010, at 9:30 a.m., local time, at the Company’s World Headquarters, 221 West Philadelphia Street, in York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 8, 2010.

The Board fixed the close of business on March 15, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 146,182,054 shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy at the Annual Meeting, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the internet, which is solicited by the Board and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board.

Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

The cost of solicitation of proxies for use at the Annual Meeting and sought by the Board will be borne by the Company. Solicitations will be made primarily by mail, facsimile or through the internet, and employees or agents of the Company may solicit proxies personally or by telephone for no additional consideration. The Company may specifically engage a firm to assist in the solicitation of proxies on behalf of the Board and would anticipate paying a reasonable fee for such services plus reasonable out-of-pocket expenses.

Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. The Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card or through the internet. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as “broker non-votes”).

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board. The Board is currently comprised of eleven persons. Having reached the mandatory retirement age set forth in the Company’s Corporate Governance Guidelines, Mr. W. Keith Smith is not eligible for re-election and will be retiring from the Board as of the Annual Meeting of Stockholders on May 11, 2010.

Pursuant to the Company’s Restated Certificate of Incorporation, the members of the Board are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors will expire at the 2011 and 2012 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

Three incumbent Class III directors, and one new director nominee selected to replace Mr. Smith, are nominees for election to the Board this year for a three year term expiring at the 2013 Annual Meeting of Stockholders. The Board adopted a new by-law effective as of March 1, 2010 under which nominees for director in an uncontested election are to be elected by a majority vote of the votes cast at the Annual Meeting (known as “majority voting”). This is a change from the prior procedure in which nominees were elected based on the nominees who received the highest number of votes cast (known as “plurality voting”). If any nominee who is a sitting director receives less than a majority of the votes cast, a previously tendered resignation by such director from the Board becomes effective, the acceptance or rejection of which resignation shall be determined by the Board, taking into consideration, to the extent determinable, the reasons the nominee did not receive a majority vote.

The proxy named in the proxy card and on the internet voting site intends to vote for the election of the four Class III nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See “Stockholder Proposals for Proxy Statement and Nominations” in this Proxy Statement.

Set forth below is certain information with regard to each of the nominees for election as Class III directors and each continuing Class I and Class II director.

In addition to the attributes and skills identified for all directors as described in the Corporate Governance and Nominating Committee (“Governance Committee”) report on page 46 of this Proxy Statement, the Governance Committee also considered the qualifications of each director described below their biographical information.

Nominees for Election as Class III Directors

Name and Age	Principal Occupation and Directorships
Paula H. Cholmondeley Age 62	Ms. Cholmondeley served as a private consultant on Strategic Planning from 2004 to 2009. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited, from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. She is a former Certified Public Accountant. Ms. Cholmondeley is an independent trustee of Nationwide Mutual Fund. She also serves on the Boards of Terex Corporation, Ultralife Batteries, Albany International, and Minerals Technologies, Inc. Ms. Cholmondeley was appointed to the DENTSPLY Board of Directors in September 2001.
Qualifications considered for Ms. Cholmondeley included her general and varied business operating experience, including leadership positions and experience in international matters, her experience serving as a board member, and her experience in accounting and financial matters.
Michael J. Coleman Age 66	Mr. Coleman is the Chairman of the Board of Cool Media Company and a partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide and Prime Bank of Melbourne, Florida, and as a Trustee of the Freedom Forum and its Diversity Institute, and its Newseum, all based in Washington, D.C. Mr. Coleman has served as a director of the Company since the merger of Dentsply International Inc. (“Old Dentsply”) with Gendex Corporation (“Gendex”) on June 11, 1993 (the “Merger”), and prior thereto as a director of Gendex.
Qualifications considered for Mr. Coleman included his general business experience and his leadership role in several business positions, as well as his long history with and knowledge of the Company and the dental industry.

Name and Age	Principal Occupation and Directorships
John C. Miles II Age 68	Mr. Miles served as Chairman of the Board from May 1998 until May 2005, and remains a director of the Company. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman of the Board in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger, and served as President and Chief Operating Officer of Old Dentsply prior to the Merger. Mr. Miles has been a director of the Company since the Merger and was a director of Old Dentsply commencing January 1990. Mr. Miles served as a director of Respironics Inc. from 2002 – 2008 and as a Director of Inamed Corporation from 2004 – 2006.
Qualifications considered for Mr. Miles included his general business experience, including leadership experience in the medical device industry, his long history and knowledge of the dental industry, his knowledge and experience with the Company, his experience as a board member of several medical device companies, and his experience in financial matters.
John L. Miclot Age 49	Mr. Miclot is currently the President and Chief Executive Officer of CCS Medical, Inc., a provider of products and services for patients with chronic diseases. Prior to joining CCS Medical, he was the President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, from 2003 until November 2008. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. Previously, Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. Mr. Miclot is a director of ev3 Inc. and Wright Medical, both NASDAQ publicly traded companies, as well as a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center.
Qualifications considered for Mr. Miclot included his experience in publicly traded medical technology companies, his general business skills, expertise and experience, and his general experience in financial matters.

Directors Continuing as Class I Directors

Name and Age	Principal Occupation and Directorships
Michael C. Alfano, D.M.D., Ph.D. Age 62	Dr. Alfano is Executive Vice President at New York University (“NYU”) where he is responsible for Finance, Budget, Endowment, Real Estate, Facilities, Information Technology, Treasury and Human Resources. He is also Professor of Basic Science and Craniofacial Biology at the NYU College of Dentistry since 1998, where he served as Dean until 2006. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from1988 to 1998. He serves as a member of or consultant to various public health organizations, including the Editorial Board of the American Journal of Dentistry since 1987, and served on the Board of Overseers for the School of Dental Medicine at the University of Pennsylvania from 1992 to 2004. In addition, Dr. Alfano has served as a consultant to the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. Dr. Alfano was appointed to the DENTSPLY Board of Directors in February 2001.
Qualifications considered for Dr. Alfano included his education, training and experience as a dentist, his experience in research management and in a publicly traded medical technology company, his knowledge and experience in FDA matters, and his leadership role in the health and dental field.
Eric K. Brandt Age 47	Mr. Brandt serves as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, which he joined in March 2007. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and in 2005, until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group, and a senior member of the BCG Health Care and Operations practices. Mr. Brandt served as a director of Vertex Pharmaceuticals, Inc. from 2005 – 2009 and as a director of Avanir Pharmaceuticals from 2006 – 2007. Mr. Brandt was appointed to the DENTSPLY Board of Directors in November 2004.
Qualifications considered for Mr. Brandt included his general business skills, expertise and experience, his experience in publicly traded medical technology companies, his experience in business development and corporate strategy development, and his experience in accounting and financial matters.

Name and Age	Principal Occupation and Directorships
William F. Hecht Age 67	Mr. Hecht retired as Chairman of the Board and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company, on October 1, 2006. He was elected President and Chief Operating Officer in 1991 and Chairman and Chief Executive Officer in 1993. In addition to PPL Corporation, he served on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation. Mr. Hecht also served as Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia through December 31, 2009. He currently serves as a director of RenaissanceRe Holdings Ltd. He also serves as a trustee of Lehigh University and as a trustee of the Lehigh Valley Health Network. Mr. Hecht was appointed to the DENTSPLY Board of Directors in March 2001.
Qualifications considered for Mr. Hecht included his knowledge and general business experience, including leadership roles as an executive and a board member, his extensive experience in financial matters and his extensive experience in business development and corporate strategy development.
Francis J. Lunger Age 64	Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. Mr. Lunger serves as an operating partner at Linden LLC and as a director of NDS Surgical Imaging. Mr. Lunger was elected to the DENTSPLY Board of Directors in May 2005.
Qualifications considered for Mr. Lunger included his deep and significant business experience, including leadership roles as an executive and a board member, his experience in a publicly traded life sciences tools company and his experience in accounting and financial matters.

Directors Continuing as Class II Directors

Name and Age	Principal Occupation and Directorships
Wendy L. Dixon, Ph.D. Age 54	Dr. Dixon has a 30-year career in the Pharma and Biotech business, combining a technical background and experience in drug development and regulatory affairs with commercial responsibilities in building and leading organizations and launching and growing more than 20 significant pharmaceutical products. From 2001 to 2009 she was Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb, and served on the CEO’s Executive Committee. From 1996 to 2001 she was Senior VP Marketing at Merck and prior to that she held executive management positions at West Pharmaceuticals, Osteotech, and Centocor and various positions at SmithKline and French (now GSK) in marketing, regulatory affairs, and project management and as a biochemist. Dr. Dixon serves on the Board of Furiex Pharmaceuticals, Inc. Dr. Dixon was appointed to the DENTSPLY Board of Directors in July 2005.
Qualifications considered for Dr. Dixon included her background, education and experience in the scientific and medical technology field, her experience in roles involving the combination of scientific and technical skills with a business role, and her general business experience.
Leslie A. Jones Age 70	Mr. Jones served as Chairman of the Board of the Company from May 1996 to May 1998. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the President of DENTSPLY. Prior to that time, Mr. Jones served as Senior Vice President of North American Operations. Mr. Jones has served as a director of the Company since the Merger, and prior to the Merger served as a director of Old Dentsply.
Qualifications considered for Mr. Jones included his general business experience, his long history and knowledge of the dental industry and, in particular, his knowledge and experience with the Company.
Bret W. Wise Age 49	Mr. Wise has served as Chairman of the Board and Chief Executive Officer of the Company since January 1, 2007 and also served as President in 2007 and 2008. Prior to that time, Mr. Wise served as President and Chief Operating Officer in 2006, as Executive Vice President in 2005 and Senior Vice President and Chief Financial Officer from December 2002 through December 2004. Prior to that time, Mr. Wise was Senior Vice President and Chief Financial Officer with Ferro Corporation of Cleveland, OH (1999 – 2002), Vice President and Chief Financial Officer at WCI Steel, Inc., of Warren, OH, (1994 – 1999) and prior to that was a partner with KPMG LLP. Mr. Wise is a Certified Public Accountant. Mr. Wise serves on the boards of the National Foundation of Dentistry for the Handicapped and the Dental Trade Alliance, and served on the Board of IMS Health until February 26, 2010, when the company was sold. He joined the DENTSPLY Board of Directors in August 2006 and was named Chairman of the Board in January 2007.
Qualifications considered for Mr. Wise included his role as the current Chief Executive Officer of the Company, his deep and active knowledge and understanding of the dental business and the Company and his overall general business, financial and accounting knowledge.

Votes Required

The Board adopted a new by-law effective as of March 1, 2010 under which nominees for director in an uncontested election are to be elected by a majority vote of the votes cast at the Annual Meeting (known as “majority voting”). This is a change from the prior procedure in which nominees were elected based on the nominees who received the highest number of votes cast (known as “plurality voting”). If any nominee who is a sitting director receives less than a majority of the votes cast, a previously tendered resignation by such director from the Board becomes effective, the acceptance or rejection of which resignation shall be determined by the Board, taking into consideration, to the extent determinable, the reasons the nominee did not receive a majority vote.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Class III directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee (“Audit Committee”) appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2010.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary of the fees billed to the Company by PwC for professional services rendered during 2009 and 2008, and are categorized in accordance with the rules of the Securities Exchange Commission (“SEC”) on auditor independence as follows (in thousands):

	2009 ($)	2008 ($)
Audit (1)	2,412	3,280
Audit related (2)	79	65
Tax (3)	137	177
Other	2	2
Total	2,630	3,524

(1)	The audit fees for the years ended December 31, 2009 and 2008, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual Consolidated Financial Statements included in Form 10-K and review of quarterly Consolidated Financial Statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements. In addition, for the years ended December 31, 2009 and 2008, audit fees included professional services related to the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(2)	The audit related fees for the years ended December 31, 2009 and 2008, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include consultations on financial accounting and reporting standards and certain attestation services.
(3)	Tax fees for the years ended December 31, 2009 and 2008, respectively, were for tax compliance related to tax audits in each of the indicated fiscal years.

The Audit Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit Committee, or can be pre-approved by the Chairman of the Audit Committee subject to ratification by the Audit Committee at its next meeting. Management makes a presentation to the Audit Committee (or the Chairman of the Audit Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit Committee in accordance with their procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal, as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Audit Committee and the Board of Directors recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company.

APPROVAL OF THE DENTSPLY INTERNATIONAL INC.
2010 EQUITY INCENTIVE PLAN

On March 24, 2010, the Board adopted the DENTSPLY International Inc. 2010 Equity Incentive Plan (the “2010 Plan”) and determined to submit the 2010 Plan for approval at the Annual Meeting. The 2010 Plan was adopted for the purpose of promoting the growth and development of the Company by providing incentives to officers and other key employees of the Company and its subsidiaries, and consultants and advisers to the Company, facilitating the efforts of the Company and its subsidiaries to obtain and retain employees and advisers of outstanding ability and providing an incentive to members of the Board who are not employees of the Company (“Outside Directors”) to serve on the Board and devote themselves to the future success of the Company. If the 2010 Plan is approved by the stockholders, it shall be deemed to have become effective as of March 24, 2010 and no further options will be granted under the 2002 Stock Option Plan.

The following summary of the material features of the 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2010 Equity Incentive Plan attached to the Proxy Statement as Appendix A. Incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code to Key Employees, or options which do not meet such requirements (“Nonqualified Options” or “NSOs”), are collectively referred to as “Options.” Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights are collectively referred to as “Awards.”

General Provisions

Administration.  The 2010 Plan shall be administered by the Human Resources Committee (the “HR Committee”) of the Board. The HR Committee shall be comprised of two (2) or more members of the Board. All members of the HR Committee shall qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule or regulation, “independent directors” as defined in Section 4200(15) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”) and “outside directors” as defined in Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of Awards under the 2010 Plan to qualify for any tax or other material benefit to recipients of Awards under the Plan (“Grantees”) or the Company under applicable law.

Subject to the express provisions of the 2010 Plan, the HR Committee shall have sole discretion concerning all matters relating to the 2010 Plan and Awards granted hereunder. The HR Committee, in its sole discretion, shall determine the key employees, consultants and advisers to whom, and the time or times at which, Awards will be granted, the number of shares to be subject to each Award, the expiration date of each Award, the time or times within which an Option may be exercised or forfeiture restrictions lapse, the cancellation or termination of the Award and the other terms and conditions of the grant of the Award. The Governance Committee (also comprised of non-employee directors), which is responsible for Director Compensation, makes such determinations with respect to Outside Directors.

Eligibility.  The HR Committee will select those officers and other key employees of the Company, including members of the Board who are also employees (“Employee Directors”), and consultants and advisers, to participate in the 2010 Plan on the basis of the importance of their services in the management, development and operations of the Company. Officers, other key employees and Employee Directors are collectively referred to as “Key Employees.” Outside Directors shall be eligible to participate in the 2010 Plan in the same manner as Key Employees and other participants in the Plan.

Shares Available.  Awards with respect to an aggregate of thirteen million (13,000,000) shares of Common Stock (plus any remaining shares of Common Stock authorized under the DENTSPLY International Inc. 2002 Equity Incentive Plan), may be granted under the 2010 Plan (the “Maximum Number”). The Maximum Number will be increased, if at all, on January 1 of each calendar year during the term of the 2010

Plan by the excess of the amount by which seven percent (7%) of the outstanding shares of Common Stock on such date exceeds the thirteen million (13,000,000) shares authorized at the time of adoption of this Plan. Notwithstanding the foregoing, and subject to adjustment as described in the next paragraph, (i) Options with respect to no more than one million (1,000,000) shares of Common Stock may be granted as ISOs under the Plan, (ii) no more than two million five hundred thousand (2,500,000) shares may be awarded as Restricted Stock or Restricted Stock Units under the Plan, and (iii) in any calendar year no Key Employee shall be granted Options or Stock Appreciation Rights with respect to more than five hundred thousand (500,000) shares of Common Stock, or Restricted Stock and Restricted Stock Units in excess of 150,000 shares of Common Stock. Any shares of Common Stock reserved for issuance upon exercise of Options or Stock Appreciation Rights which expire, terminate or are cancelled, and any shares of Common Stock subject to any grant of Restricted Stock or Restricted Stock Units which are forfeited, will once again be available for issuance pursuant to the grant of Awards under the 2010 Plan. Options which are exercised shall not replenish the Common Stock available for future grants.

Adjustments.  The number of shares of Common Stock subject to the 2010 Plan, the exercise price of Options and the number of shares available for Awards granted under the 2010 Plan will be appropriately adjusted to reflect any stock dividend, stock split or combination of shares. In the event of any merger, consolidation or reorganization of the Company, there will be substituted on an equitable basis for each share of Common Stock then subject to the 2010 Plan and for each share of Common Stock then subject to an Award granted under the 2010 Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to such transaction.

Grants of Options

Subject to the terms of the 2010 Plan, the HR Committee (and the Governance Committee with respect to Outside Directors) may from time to time grant ISOs or NSOs, to Outside Directors, Key Employees, consultants and advisers of the Company; provided, however: (a) the exercise price per share of each ISO will be the fair market value of a share of Common Stock on the date such ISO is granted; (b) the aggregate fair market value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) will not exceed $100,000; and (c) if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO will not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO will expire and all rights to purchase shares thereunder will cease no later than the fifth anniversary of the date the ISO was granted. NSOs granted to Outside Directors, Key Employees, consultants or advisers will be in such form and subject to such restrictions and other terms and conditions as the HR Committee may determine, provided, however, that, except as determined by the HR Committee in its sole discretion with respect to a specific grant, the exercise price per share of each NSO will not be less than the fair market value of a share of Common Stock on the date the NSO is granted. Each Option generally expires ten years after the grant date and vests in three equal annual installments commencing on the first anniversary of the date of grant, except upon death, disability, or qualified retirement provided, however, that the HR Committee, in its sole discretion, will have the authority to shorten or lengthen the exercise period with respect to any or all Options, or any part thereof, granted to Key Employees.

Grants of Restricted Stock Units (RSUs)

The HR Committee (and the Governance Committee with respect to Outside Directors) may from time to time award shares of Common Stock to Key Employees, Outside Directors, consultants and advisers under an Award of Restricted Stock and/or Restricted Stock Units, upon such terms as the HR Committee deems applicable and subject to the terms of the 2010 Plan. The HR Committee may establish conditions under which restrictions on shares of Restricted Stock and/or Restricted Stock Units shall lapse over a period of time or according to such other criteria (including performance-based criteria which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code) as the HR Committee deems appropriate. Upon the lapse of restrictions with respect to any Restricted Stock Units, the value of such Restricted Stock Units shall be paid to the Grantee in shares of Common Stock. An amount equal to the dividends paid on shares of Common Stock during the restricted period shall be credited to the shares subject to Award of Restricted Stock Units and shall be paid to the Grantee if and when the restrictions with respect to such Restricted Stock Units lapse.

Effect of Termination of Employment

Except in the event of death, disability, retirement or a “Change in Control” or as otherwise determined by the HR Committee, all rights to exercise the vested portion of any Option held by a Key Employee, consultant or adviser whose employment and/or relationship with the Company or service on the Board is terminated for any reason other than “Cause” (as defined in the 2010 Plan) will terminate 90 days following the date of termination of employment, and/or the relationship with the Company or service on the Board. Any Option held by an Optionee whose employment or relationship with the Company is terminated for “Cause” will terminate on the date of termination of employment and/or the relationship. In the event of the death or Disability (as defined in the 2010 Plan) of a Key Employee during employment with the Company or service on the Board, all Options held by such Optionee will become fully exercisable on such date of death or Disability. Each of the Options held by such an Optionee will expire on the earlier of (a) the first anniversary of the date of death or Disability and (b) the date that such Option expires in accordance with its terms. Unless otherwise provided in the Plan or determined by the HR Committee, vesting of Options and Stock Appreciation Rights awards for Key Employees and consultants ceases upon termination of employment and/or the relationship. If a Grantee who has received an Award of Restricted Stock and/or Restricted Stock Units ceases to be employed by the Company or the relationship with the Company terminates during the Restricted Period, or if other specified conditions for vesting are not met, the Award of Restricted Stock and/or Restricted Stock Units shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed.

If a Grantee who is a Key Employee, including an Employee Director, retires at or after age 65 or at or after age 60 with a minimum of 15 years of service with the Company, the Options held by such Optionee upon such retirement will become fully exercisable as of the date of such retirement and expire on the earlier of the fifth anniversary of the date of such retirement or the date that they expire in accordance with their terms. In the event of such retirement, all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Key Employee shall lapse on the date of such retirement. If the service of an Outside Director is terminated in accordance with the Company’s mandatory retirement policy for directors, or an Outside Director retires from the Board after nine years of service as a Board member, all Options held by such director shall become fully exercisable on the date of such retirement and expire on the earlier of the fifth anniversary of the date of such retirement or the date that they expire in accordance with their terms, and all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Outside Director shall lapse on the date of such retirement.

Exercise of Options

Except as otherwise provided in the 2010 Plan or in any Option agreement or grant certificate, the Grantee will pay the full exercise price of each Option upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the HR Committee may determine, (c) by delivering shares of Common Stock held by the Optionee for at least six (6) months and having an aggregate fair market value on the date of exercise equal to the Option exercise price, (d) by such other medium of payment as the HR Committee, in its sole discretion will authorize, or (e) by any combination of (a), (b), (c), and (d).

Tax Withholding Obligations

At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may withhold or require the Grantee to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction or otherwise to comply with applicable law.

Change in Control

Immediately upon a “Change in Control” (as defined in the 2010 Plan), all outstanding Options, whether or not otherwise exercisable as of the date of such Change in Control, will become fully exercisable and all restrictions thereon will terminate in order that Optionees may fully realize the benefits thereunder, and all restrictions and conditions on all Restricted Stock and Restricted Stock Units granted to Key Employees or Outside Directors shall lapse upon the effective date of the Change of Control. The HR Committee may determine in its discretion (but shall not be obligated to do so) that any or all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable upon the Change in Control) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the HR Committee, equal to the value of such Options (as determined by the HR Committee in its discretion), with such payment to take place as of the date of the Change in Control or such other date as the HR Committee may prescribe.

Termination, Amendment and Term of the 2010 Plan

The Board or the HR Committee may terminate, suspend, or amend the 2010 Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided; however, that no amendment will be effective until approved by the stockholders of the Company if such stockholder approval is required in order for the 2010 Plan to continue to satisfy the requirements of applicable tax or other laws. The terms of outstanding awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options of Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

Awards previously granted may not be repriced by the Board or the HR Committee without approval of the stockholders. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options of Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. No amendment or termination of the 2010 Plan will adversely affect any Award previously granted without the consent of the Grantee. Unless earlier terminated in accordance herewith, the 2010 Plan will terminate on March 24, 2020. Termination of the 2010 Plan will not affect Awards previously granted thereunder.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of awards under the 2010 Plan based upon current federal income tax laws. The summary is not intended to be comprehensive and, among other things, does not describe state, local or foreign tax consequences.

The award of a NSO will have no immediate tax consequences to the Company or the Grantee. Upon exercise of a NSO, Grantee will recognize ordinary income in an amount equal to the difference between the exercise price of the NSO and the fair market value of the shares on the date of exercise. The Company will be entitled to a corresponding tax deduction at the time of exercise.

The award of an ISO will have no immediate tax consequences to the Company or the Grantee. However, in the year of exercise, the difference between the fair market value of the shares at the time of exercise and the exercise price of the Option is an item of tax preference subject to the possible application of the alternative minimum tax. If a Grantee does not dispose of shares received upon exercise of an ISO for at least two years after the date of the ISO award and for at least one year from the date of exercise (a “disqualifying disposition”), gain or loss on a subsequent sale or exchange of the shares will be a capital gain or loss in the amount of the difference between the amount realized on the sale or exchange and the exercise price (or the recipient’s other tax basis in the shares) at a tax rate which will depend on the length of time the shares were held and other factors. If there is a disqualifying disposition, the Grantee generally will recognize compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. Any additional gain will be taxable as a capital gain, and any loss will be treated as a capital loss. Upon any such disposition by a Grantee, the Company will be entitled to a deduction in the amount of compensation income realized by the Grantee.

Vote Required

The proposal to approve the 2010 Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the 2010 Plan, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Board unanimously recommends a vote FOR the proposal
to approve the 2010 Equity Incentive Plan.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of March 15, 2010 (unless otherwise indicated).

Greater Than Five Percent Stockholders

	Shares Owned Beneficially
Five Percent Stockholders	Number	Percent
Massachusetts Financial Services Company 10th Floor 500 Boylston Street Boston, MA 02116	10,836,029(1)	7.4

(1)	The ownership of shares for Massachusetts Financial Services Company is based on information contained in the Amended Schedule 13G filed by Massachusetts Financial Services Company on February 3, 2010 for the period ended December 31, 2009.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2010 held by (i) the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEO”), (ii), each director and nominee for director and (iii) all directors and executive officers of the Company as a group (based on 146,182,054 shares of Common Stock outstanding as of such date).

Shares Owned Beneficially
Stock Ownership by Executive Officers and Directors	Number	Percent
Bret W. Wise	817,904 (1)	*
William R. Jellison	390,995 (2)	*
Christopher T. Clark	471,994 (3)	*
James G. Mosch	355,252 (4)	*
Albert J. Sterkenburg	91,311 (5)	*
Dr. Michael C. Alfano	29,182 (6)	*
Eric K. Brandt	27,896 (7)	*
Paula H. Cholmondeley	48,695 (8)	*
Michael J. Coleman	75,270 (9)	*
Dr. Wendy L. Dixon	27,564 (10)	*
William F. Hecht	68,963 (11)	*
Leslie A. Jones	232,792 (12)	*
Francis J. Lunger	28,482 (13)	*
John C. Miles II	32,939 (14)	*
W. Keith Smith	134,596 (15)	*
All directors and executive officers as a group (18 persons)	3,487,907 (16)	2.4

*	Less than 1%
(1)	This number includes 5,000 shares held direct by Mr. Wise, 500 shares held by Mr. Wise’s spouse, 2,000 shares held in an IRA account, 2,140 shares held in a 401(k) account of Mr. Wise, 2,995 shares allocated to the Company Employee Stock Ownership Plan (“ESOP”) account of Mr. Wise, 780,421 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 24,848 shares which could be acquired pursuant to the Supplemental Executive Retirement Plan (“SERP”) upon retirement or termination from the Company.
(2)	This number includes 11,335 shares held direct by Mr. Jellison, 3,000 shares held by Mr. Jellison’s family trust, 10,584 shares allocated to the Company ESOP account of Mr. Jellison, 343,603 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 22,473 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.
(3)	This number includes 11,218 shares held direct by Mr. Clark, 28,343 shares allocated to the Company ESOP account of Mr. Clark, 415,078 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 17,355 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.
(4)	This number includes 2,891 shares held direct by Mr. Mosch, 20,423 shares allocated to the Company ESOP account of Mr. Mosch, 319,044 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 12,894 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.
(5)	This number includes 4 shares held direct by Mr. Sterkenburg and 91,307 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010.
(6)	This number includes 8,324 shares held direct by Dr. Alfano and 20,858 shares, which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010.
(7)	This number includes 5,400 shares held direct by Mr. Brandt, 22,098 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 398 shares which could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(8)	This number includes 360 shares held direct by Ms. Cholmondeley, 40,894 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 7,441 shares which could be acquired pursuant to the Deferred Plan when Ms. Cholmondeley ceases to be a Board member.
(9)	This number includes 6,000 shares held direct by Mr. Coleman, 12,600 shares held by Mr. Coleman’s spouse, 38,472 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 15, 2010 and 18,198 shares which could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.
(10)	This number includes 22,401 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 5,163 shares which could be acquired pursuant to the Deferred Plan when Dr. Dixon ceases to be a Board member.
(11)	This number includes 50,191 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010 and 18,772 shares which could be acquired pursuant to the Deferred Plan when Mr. Hecht ceases to be a Board member.
(12)	This number includes 132,347 shares held direct by Mr. Jones, 46,000 shares held by Mr. Jones’ spouse, 38,472 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 15, 2010 and 15,973 shares which could be acquired pursuant to the Deferred Plan when Mr. Jones ceases to be a Board member.
(13)	This number includes 20,475 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 15, 2010 and 8,007 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.
(14)	This number includes 11,000 shares held direct by Mr. Miles and 21,939 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 15, 2010.
(15)	This number includes 64,552 shares held direct by Mr. Smith, 38,472 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 15, 2010 and 31,572 shares which could be acquired pursuant to the Deferred Plan when Mr. Smith ceases to be a Board member.
(16)	This number includes 293,404 shares held direct by all directors and executive officers, 62,100 shares held by or for the benefit of others, 2,000 shares held in an IRA, 2,140 shares held in a 401(k) account, 125,228 shares allocated to employees’ ESOP accounts, 2,791,325 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 15, 2010, 105,524 shares which could be acquired pursuant to the Deferred Plan when directors cease to be Board members and 106,186 shares which could be acquired pursuant to the SERP upon retirement or termination of executive officers from the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the Securities and Exchange Commission. The required reporting period is two business days for most reports. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by persons required to file reports, the Company believes that during fiscal year 2009, all such persons complied with all applicable filing requirements, except that, Form 4s were filed late for each Outside Director for a grant of Restricted Stock Units (“RSUs”) in May 2009.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The HR Committee of the Board is comprised of four directors, all of whom are independent under the Listing Standards of The NASDAQ Stock Market, Inc. (the “Listing Standards”), and operates under a written charter (a copy of the HR Committee Charter is attached to this Proxy Statement as Appendix E). The following report describes the components of the Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company. The HR Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the HR Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Discussion and Analysis is incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2009.

HUMAN RESOURCES COMMITTEE

Michael J. Coleman	Michael C. Alfano	Eric K. Brandt	Wendy l. Dixon

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Human Resources Committee

The HR Committee of the Board administers the Company’s executive compensation program. The role of the HR Committee with respect to executive compensation is to oversee DENTSPLY’s compensation plans and policies, administer its equity incentive plans (including reviewing and approving equity grants to executive officers) and annually review and approve all compensation decisions relating to executive officers, including those for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEO”). The HR Committee reviews and approves, among other things, salary increases for the Company’s Named Executive Officers, the structure of the Company’s Annual Incentive Plan, including annual performance objectives for the Named Executive Officers; and the structure and actual grants of awards under the Company’s equity incentive programs. The HR Committee reviews and obtains approval by the Board of the compensation for the CEO.

The HR Committee is assisted in its work by the Company’s Corporate Human Resources Department. In addition, with respect to the compensation established for the Named Executive Officers for 2009, the HR Committee engaged an independent compensation consultant, Towers Watson, to advise on matters related to CEO and other executive compensation.

As part of the review of the CEO’s compensation, the HR Committee reviews and approves goals and objectives for the Company which are relevant to the compensation of the Company’s CEO, evaluates the CEO’s performance with respect to those goals and objectives and determines, either as a HR Committee or together with the Board, the CEO’s total compensation level based on such evaluation and the other information described in this report. The HR Committee also reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Annual Incentive Plan) for the Company’s other Named Executive Officers (as well as such other employees of the Company as the HR Committee may determine from time to time to be necessary or desirable) and the grant of awards pursuant to the Company’s Equity Incentive Plan.

General Compensation Philosophy and Objectives

The HR Committee’s compensation philosophy is to provide a compensation package that is designed to satisfy the following principal objectives:

•	to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices;

•	to align the interests of management and employees with corporate performance and shareholder interests. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price; and
•	to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations.

The HR Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balances a level of fixed compensation with incentive compensation that varies with the performance of the Company and the individual executive. The Company’s base pay and benefit programs for executives are intended to provide basic economic security at a level that is competitive with the market for executive management for companies of similar size and scope. The annual and long-term incentive compensation programs reward performance measured against goals and standards established by the HR Committee, and are designed to encourage executives to increase shareowner value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital, leading to increasing the Company’s stock price.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the shareowners; a competitive level of retirement income; and, in the event of special circumstances, such as termination of employment in connection with a change in control of the Company, special severance protection to help ensure executive retention during the change in control process and to ensure executive focus on serving the Company and shareowner interests without the distraction of possible job and income loss.

In furtherance of the philosophy and objectives discussed above, the HR Committee has determined that the total compensation program for executive officers should consist of the following components:

•	Base Salaries
•	Annual Incentive awards based on achievement of annual objectives
•	Long-term incentive compensation
•	Retirement, Health & Welfare benefits
•	Certain post termination payments

Summary of Determination of Executive Compensation

The Company focuses on developing a total annual remuneration level for executives that is intended to be externally competitive and meet the Company’s compensation objectives. Salary ranges, annual bonus plan targets and equity compensation targets are developed using a “total remuneration” perspective.

Generally speaking, the Company designs its compensation programs such that there is a correlation between level of position and degree of risk. Based on that guiding principle, the Company’s more senior executives with the highest levels of responsibility and accountability have a higher percentage of their total potential remuneration at risk, i.e., incentive and equity compensation, than do employees with lower levels of responsibility and accountability. This means that a higher proportion of their total potential compensation is based upon variable incentive pay and equity compensation, than is the case with the Company’s employees with lower levels of responsibility and accountability.

In establishing the Company’s current executive compensation policies, compensation programs and awards, the HR Committee reviewed, for purposes of market comparison, the levels of current compensation at companies of similar revenue size as the Company, using compensation surveys provided by Towers Watson. In its evaluation process, the HR Committee tries to identify companies of similar size and complexity to be included by Towers Watson in its survey, but because the HR Committee has found it difficult to identify a database which includes companies of similar revenue size with the level of complexity of DENTSPLY, the HR Committee generally relies on revenue size as the principal comparator. In November 2008, competitive data was developed by Towers Watson, using a Towers Watson database of compensation surveys. The database used by Towers Watson in 2008 was comprised of seventy-three comparator companies generating annual revenues of $1.0 billion to $3.0 billion (the “Peer Group”) and included the companies set forth in Appendix B to this proxy statement. This data from the Peer Group is considered by the HR Committee and compared with the compensation of the Company’s executive officers in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. In reviewing executive officers’ compensation, the HR Committee also considers recommendations from the CEO regarding total compensation for other executive officers. The Towers Watson report provides to the HR Committee historical and prospective total compensation components for each executive officer as compared to the Peer Group. Base pay and annual incentives are targeted to a range around the 50th percentile, and long-term incentives are targeted to a range around the 75th percentile of the Peer Group, subject to individual performance and experience factors of each executive officer. The HR Committee also reviewed compensation information provided by Towers Watson derived from a review of proxies by Towers Watson of twenty-two companies believed to be similar to the Company. This data was reviewed as an additional reference point for comparison and to validate the general survey data. As a general matter, the proxy comparison reflected higher total compensation levels than the Peer Group. The HR Committee elected to more closely align the compensation of the Company’s executives to the Peer Group. The HR Committee does not consider the overall wealth accumulation of executives in establishing the current level of compensation, except to the extent the prior year’s compensation is considered in the comparative analysis described above.

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the HR Committee strives to reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. The primary purpose of the base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group, employee retention efforts, the Company’s overall guidelines and annual salary budget guidelines. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Group for a comparable role, in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation.

The starting point for the HR Committee in establishing base salaries and annual incentive awards is to review the total annual cash compensation of the executive officers with the total annual cash compensation for comparable positions in the Peer Group. In determining the total annual cash compensation of the executive officer, the HR Committee establishes a comparative base salary and what the annual incentive awards would be at the 100% target achievement level, relative to comparable positions reflected in the Peer Group. Once the HR Committee establishes the appropriate range for base salaries, the HR Committee adjusts the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, are also taken into consideration in determining any adjustment. The base salaries of the executive officers were reviewed in December 2008 in connection with the review of total compensation. The HR Committee concluded it was appropriate and applied the same philosophy and approach to executive compensation in 2009 as described above, subject to certain adjustments due to the current economic conditions. At the recommendation of management, the HR Committee froze the salaries of all senior executives of the Company for 2009 at 2008 levels. At its meeting in December 2008, the HR Committee approved base salaries for the Named Executive Officers for 2009 as follows:

Bret W. Wise, Chairman of the Board and Chief Executive Officer — $815,000

William R. Jellison, Senior Vice President and Chief Financial Officer — $393,000

Christopher T. Clark, President and Chief Operating Officer — $500,000

James G. Mosch, Executive Vice President — $359,000

Albert J. Sterkenburg, Senior Vice President — $380,2001

Determination of Annual Incentive Awards

As discussed above in the section on General Compensation Philosophy and Objectives, the HR Committee believes it is important to have a portion of the executive’s total annual cash compensation tied to the annual performance of the Company and its executives. It is intended that this component of the total compensation of executives be competitive with the market, but also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the HR Committee. The HR Committee believes this helps to align the compensation and objectives of the executives with the Company and its shareholders. Target annual incentive awards are determined as a percentage of each executive’s base salary. The HR Committee determines the general performance measures and other terms and conditions of awards for executives covered under the Company’s annual incentive program, and the weight attributable to each performance goal for the Named Executive Officers. For executives below the level of the Named Executive Officers, the CEO and other executives establish the performance objectives and weighting based on direction provided in the Annual Incentive Plan.

The HR Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established in the fourth quarter of the year preceding or at the beginning of the performance year. In establishing the target payouts, the HR Committee evaluates the compensation levels in the Peer Group. The HR Committee establishes performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, are competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Group. If the Company exceeds the targets established by the HR Committee, the executives will be rewarded with higher annual bonuses and if the Company falls below the targets, the executive’s bonuses will be reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company. The annual incentive plan provides that the HR Committee may adjust the financial results, generally based on United States (“U.S.”) Generally Accepted Accounting Principles (“GAAP”) consistently applied, to address unique or significant events, such as the impact of merger and acquisition activity, charges related to settlement of litigation, unbudgeted restructuring expenses or gains, interest carrying costs related to unbudgeted share repurchases, changes in accounting principles and the impact of

[1]	Mr. Sterkenburg is located in Germany and his compensation is paid in Euro. His compensation has been converted to U.S. dollars on the basis of the average exchange rate for 2009.

significant or non-recurring unbudgeted one-time gains or losses, that were not considered in the targets set for the year, are not reflective of current operations, or benefit future periods.

As noted earlier, the HR Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives; as a result, their total annual compensation will be more significantly correlated, both upward and downward, to the Company’s performance. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results of the Company, delivering lower-than-market total cash compensation when financial performance is below targets set by the HR Committee and higher total cash compensation when the results are above such targets. Consistent with this principle, for 2009, the bonus targets for the Named Executive Officers ranged from 55% to 100% of base salary depending on the executive’s position, as set forth below.

Bret W. Wise, Chairman of the Board and Chief Executive Officer — 100%

William R. Jellison, Senior Vice President and Chief Financial Officer — 55%

Christopher T. Clark, President and Chief Operating Officer — 75%

James G. Mosch, Executive Vice President — 65%

Albert J. Sterkenburg, Senior Vice President — 55%

As noted above, the actual annual incentive awards are based on an executive’s performance against objectives established by the HR Committee. Generally, the HR Committee expects awards, in the aggregate, to range from 90% to 110% of target. Awards may range from no award being earned to 200% of target, although attainment at the maximum award level would be a significant accomplishment by management. Awards, for the positions of the Named Executive Officers over the last several years have ranged from 28.9% to 145.5% of target. The key performance measures for the Named Executive Officers are targets for the Company’s net income and internal sales growth, which are tied to the annual budget which is approved by the Board. In the case of operating executives who have responsibility for certain businesses, in addition to the targets for the Company’s income and sales growth, a portion of their annual target is comprised of the operating income and internal sales growth of those businesses. A minimum level of achievement of net income must be met in order for any incentive award to be paid. The HR Committee establishes objectives for net income and internal sales growth which it believes is challenging but fair and consistent with the executive compensation objectives described above. If the objectives are met, it is believed that the Company will produce better than market results for the industry which should translate into greater shareholder returns. The targets for 2009 at 100% for the Named Executive Officers, other than Messrs. Mosch and Sterkenburg, who have direct operating business responsibility, were internal sales growth of 2.5% and corporate net income of $284.3 million. 60% of Mr. Mosch’s objectives and 50% of Mr. Sterkenburg’s objectives were based on the same objectives as the other Named Executive Officers and the remaining amount of their target incentives were based on the sales growth and income from operations of the businesses for which they had responsibility. The components of Mr. Mosch’s and Mr. Sterkenburg’s annual incentive compensation related to operating activities is not material and the Company believes it would be competitively harmful to disclose the operating business objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses. In general, the targets for the operating segments are set based on the projected budgets for the operating businesses and are meant to be challenging and which, if met, would result in the operating business outperforming its competition in the market.

At its February 2010 meeting, the HR Committee reviewed the performance of the Company and its executives with respect to objectives to determine whether the Named Executive Officers had met or exceeded the 2009 performance goals. Annual cash incentive awards are determined by multiplying the results for each performance objective (i.e. the percentage of that target award payable based on performance) by the target award opportunity for each Named Executive Officer as described above, and then multiplied by the base salary as of December 31, 2009, the end of the performance period.

As described above, the target net income used for annual incentive objective purposes is corporate reported net income, net of specific items consistent with the annual incentive compensation plan. The primary items that were excluded from reported net income for 2009 were unbudgeted restructuring expenses, the impact of unbudgeted inventory step-up in costs from acquisitions and the gain on the sale of a closed facility.

The HR Committee was cognizant of the current economic situation and considered whether that should effect the determination of annual incentive awards for 2009. Despite the difficult economic condition in 2009, the HR Committee concluded that as the 2009 objectives were established at the beginning of 2009 and the awards are based on actual results for 2009, it was appropriate for the awards to be made in accordance with the annual incentive plan and the results achieved in 2009. Based on this, the Named Executive Officers were paid bonuses at the percent of target as set forth below:

Bret W. Wise, Chairman of the Board and Chief Executive Officer — 57.7%

William R. Jellison, Senior Vice President and Chief Financial Officer — 57.7%

Christopher T. Clark, President and Chief Operating Officer — 57.7%

James G. Mosch, Executive Vice President — 56.6%

Albert J. Sterkenburg, Senior Vice President — 28.9%

Long-Term Incentive Compensation

The third principal component in total compensation for the Company’s executives is the award of stock options and restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan.

The HR Committee believes that long-term incentive compensation serves an essential purpose in attracting and retaining senior executives and providing them long-term incentives to maximize shareholder value. We also believe that long-term incentive awards align the interests of the executive officers with those of our shareowners. Long-term incentive awards for executive officers generally are made annually, as part of the “total remuneration” approach to executive compensation, under the shareholder-approved Amended and Restated DENTSPLY Equity Incentive Plan. The long-term incentive program is designed to reward mid- and long-term performance and is currently comprised of two components:

•	Stock option awards designed to reward stock price growth; and
•	RSU awards based on performance on operational, financial and strategic goals, as well as stock price growth.

A stock option becomes valuable only if the Company’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest. This provides an incentive for an option holder to remain employed by the Company and to maximize shareholder value. The HR Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and is most closely aligned with the interest of shareholders. For this reason, the HR Committee has placed more weight on the long-term equity incentive portion of the total compensation of executives, targeting the equity incentive compensation at a range around the 75th percentile of the Peer Group.

Stock options are generally granted at the Board meeting in December of each year as well as to newly hired executives at the HR Committee meeting which follows the executive’s employment date. Stock options are granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. As a result, stock option awards are designed to reward executives for increases in the Company’s stock price. Stock option grants become exercisable over three years -one-third at the end of each year following grant - and are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination of employment or retirement. Under the terms of the Company’s Equity Incentive Plan, RSUs and unvested stock options are forfeited if the executive voluntarily leaves prior to a qualified retirement.

The HR Committee believes that the use of RSUs as part of the Company’s equity compensation program is consistent with current market practices, provides a greater opportunity for executives to build share ownership in the Company, provides an incentive for executives to remain with the Company and provides an equity vehicle that allows DENTSPLY to attract, motivate and retain the employee talent considered critical for achieving the Company’s goals. RSUs are generally granted in February, after the prior year’s financial results are known. Currently, RSUs vest after three (3) years, and the accomplishment of certain performance requirements for certain executive officers.

Determination of Stock Option and RSU Grants

Guidelines for the size and type of awards are developed based upon, among other factors, shares available for grant under the Equity Incentive Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives and total compensation, as compared to the Peer Group. Larger equity awards are made to more senior executives so that a larger portion of their total potential compensation will be variable and will increase upon shareholder value creation. In determining the size of equity incentive grants to executive officers, the HR Committee targets a range around the 75th percentile of the Peer Group for persons holding comparable positions. The HR Committee then takes into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage attributed to executive officers. With respect to the number of RSUs granted, the HR Committee focuses, in particular, on the performance of the Company over the prior three years, primarily based on performance of executives relative to objectives under the Annual Incentive Plan. Once the RSU grant target for each executive is established it may be adjusted up or down based on performance of the Company against the objectives under the Annual Incentive Plan for the prior three years, and the Company’s progress toward strategic objectives.

With respect to long-term incentive compensation, which for the Company is equity compensation, the HR Committee reviewed the competitive market data presented by Towers Watson. As the market data presented by Towers Watson is gathered earlier in the year, Towers Watson projected that for 2009 the equity grants would likely be lower, so the HR Committee reduced the expected values of the equity compensation for executive officers based on the Peer Group survey data by twenty-five percent (25%). For stock option grants in December 2008, which were reviewed by the HR Committee as part of the evaluation of the 2009 total compensation of executive officers, and grants of RSUs in February 2009, 70% of the expected value target established by the HR Committee was converted to an estimated number of stock options, and the remaining 30% of value was converted to RSUs. The split between stock options and RSUs was based both on comparisons to the market and the overall risk/reward tradeoff. With respect to the RSUs, the HR Committee considered the performance of the Company against the annual objectives for the past three years and progress by the Company against strategic objectives. Based on this review, the HR Committee determined that RSU grants in February 2009 should be made at 116.6% of targeted levels. In this determination, the HR Committee evaluated the results in 2006 – 2008 against both established earnings and sales targets and strategic objectives.

While equity awards under the Equity Incentive Plan generally involve no immediate cash cost, the Company does recognize expense for such awards.

Equity Grant Practices

The HR Committee reviewed the Company’s practices for equity incentive grants. The grant date utilized for annual and other grants is always on the date the HR Committee or the Board approves the grants, which is generally at their December meeting for options and the February meeting for RSUs. Stock options are granted with an exercise price equal to the closing price on the day of the grant and with RSUs the recipient is granted a right to a specified number of shares.

Post-Termination Arrangements

Termination of Employment

The Company has entered employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company other than in a change of control of the Company (as defined in the agreements) without cause, or by the employee with good reason, (i) the Company will be obligated to pay the employee, for a period of two years subsequent to termination of employment, all compensation at the base salary rate immediately preceding the termination, and (ii) the employee will be entitled to receive the benefits that they would have accrued during the two year period following termination under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before their termination.

The amounts that each Named Executive Officer would receive in the event of a termination described above is set forth in the Potential Payment Upon Termination or Change in Control tables on pages 41 to 43.

Termination following Change-in-Control

The HR Committee believes executive officers, including all the Named Executive Officers, who are terminated or elect to resign for “good reason” (as defined in the employment agreements) in connection with a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and shareholder interests during a change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change-in-control benefits are consistent with the practices of companies with whom DENTSPLY competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of DENTSPLY, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives, that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable. In the event that a termination of employment is made by the Company without cause or by the employee with good reason within a period of two (2) years after a change in control of the Company, the Company is required to pay to the Named Executive Officers, within five days after the employee’s termination (subject to the requirements of Section 409A(a)(2)(B) of the Internal Revenue Code), the benefits described in the Potential Payment Upon Termination or Change in Control tables on pages 41 to 43

Retirement and Other Benefits

The Company also maintains standard benefits that are consistent with those offered by other major corporations and are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The description below is focused on the plans and benefits provided to U.S. employees and applies to the Named Executive Officers, except Mr. Sterkenburg, who is based in Germany. Mr. Sterkenburg participates in similar benefits plans and programs, including a German pension program which is partially funded by the Company, which are provided to employees of the Company’s German subsidiary. The German pension program is a defined contribution plan.

DENTSPLY offers retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary company-funded Employee Stock Ownership Plan (“ESOP”). The HR Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. Similarly situated employees, including DENTSPLY’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees, including executive officers, to accumulate retirement accounts through ownership of Company stock, and to allow DENTSPLY to make contributions or allocations to those funds.

DENTSPLY’s healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the U.S. based Named Executive Officers. DENTSPLY shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each U.S. based Named Executive Officer, in a similar fashion to those provided to all other U.S. based DENTSPLY employees.

The Company maintains a very limited number of benefit programs that are only available to the U.S. based Named Executive Officers and other senior employees qualifying for eligibility based on salary grade level. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY Supplemental Savings Plan (“DSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. The HR Committee annually approves participants in the SERP. Contributions equal to 11.7% of total annual compensation (base salary and any annual incentive awards), reduced by Company contributions to the ESOP and 401(k) plans, are allocated to the participant’s accounts. No actual benefits are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

Effective January 1, 2008, the Company adopted the DSSP. This is a deferred compensation plan that allows management employees of the Company, including the U.S. based Named Executive Officers, to defer a portion of their base salary and annual incentive bonus for payment at a future time, as elected by the participant. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSP. The Plan is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (other than a salary deferral by Named Executive Officers to Company Stock), which are tracked by the Administrator.

Stock Ownership Guidelines

Because the HR Committee believes in further linking the interests of management and the shareholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that DENTSPLY’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement Plans, including SERP and DSSP, and stock awarded pursuant to the equity incentive program, other than stock options.

Under the current guideline established by the HR Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Chief Executive Officer	5	×
Chief Operating Officer	3	×
Executive Vice President	2	×
Senior Vice Presidents	2	×
Vice Presidents	1	×

All Named Executive Officers in their current positions for at least six (6) years were in compliance with the Stock Ownership Guidelines as of the end of 2009.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Named Executive Officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option incentive awards generally are performance-based compensation meeting those requirements, and, as such, are believed to be fully deductible. The HR Committee generally seeks ways to limit the impact of Section 162(m); however, the HR Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the HR Committee has not adopted a policy requiring all compensation to be deductible. The HR Committee has established a performance goal for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for the vesting of their RSUs granted in 2009, requiring the Company to be profitable over the three year vesting period, consistent with the performance based requirements established by 162(m).

Compensation Risk

The HR Committee, in conjunction with management, has reviewed the incentive compensation plans and programs of the Company relative to risk to the Company and has concluded it is not reasonably likely that such plans would have a material adverse effect on the Company. In addition, the HR Committee believes that the structure and administration of the executive compensation program does not encourage management to take excessive risk.

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2009. The Named Executive Officers are the Company’s CEO or Principal Executive Officer, CFO or Principal Financial Officer, and three other most highly compensated executive officers.

Summary Compensation Table
For Fiscal Year End December 31, 2009

Name and Principal Position (1)	Fiscal Year	Salary (7) ($)	Stock Awards (8) ($)	Option Awards (9) ($)	Non-Equity Incentive Plan Compensation (10) ($)	All Other Compensation (11) ($)	Total ($)
Bret W. Wise Chairman of the Board and Chief Executive Officer (2)	2009	815,000	966,838	1,700,149	470,300	204,647	4,156,934
	2008	815,000	1,019,530	1,142,519	902,200	214,484	4,093,733
	2007	700,000	895,116	1,435,231	1,018,200	121,083	4,169,630
William R. Jellison Senior Vice President and Chief Financial Officer (3)	2009	393,000	200,240	374,196	124,700	75,802	1,167,938
	2008	393,000	235,264	236,524	239,300	81,830	1,185,918
	2007	383,000	192,250	331,207	306,400	66,971	1,279,828
Christopher T. Clark President and Chief Operating Officer (4)	2009	500,000	483,419	663,347	216,400	109,429	1,972,595
	2008	500,000	411,752	571,132	415,100	115,935	2,013,919
	2007	450,000	321,442	579,368	490,900	76,541	1,918,251
James G. Mosch Executive Vice President (5)	2009	359,000	200,240	374,196	132,000	68,359	1,133,795
	2008	359,000	211,737	236,524	209,500	77,302	1,094,063
	2007	342,000	149,186	297,989	301,700	55,435	1,146,310
Albert J. Sterkenburg Senior Vice President (6)	2009	380,200	155,754	265,487	60,274	116,035	977,830

(1)	Principal positions are the positions held during 2009.
(2)	Mr. Wise’s title changed to Chairman of the Board and Chief Executive Officer effective January 1, 2009. He was named Chairman of the Board, Chief Executive Officer and President of the Company effective January 1, 2007. Mr. Wise was appointed President and Chief Operating Officer effective January 1, 2006.
(3)	Mr. Jellison was reappointed Senior Vice President and Chief Financial Officer effective January 10, 2005. He served as a Senior Vice President in charge of an operating unit from October 13, 2002 to January 9, 2005. Mr. Jellison served as Senior Vice President and Chief Financial Officer from April 20, 1998 to October 12, 2002.
(4)	Mr. Clark was named President and Chief Operating Officer effective January 1, 2009. He was named Executive Vice President and Chief Operating Officer of the Company effective January 1, 2007. Mr. Clark was appointed Senior Vice President effective November 1, 2002.
(5)	Mr. Mosch was named Executive Vice President effective January 1, 2009. He was appointed Senior Vice President effective November 1, 2002.
(6)	Mr. Sterkenburg was appointed Senior Vice President effective January 1, 2009. Mr. Sterkenburg is located in Germany and is paid in Euro. His salary, non-equity incentive plan compensation and all other compensation amounts have been converted from Euros to USD using the average USD rate for 2009. Mr. Sterkenburg’s was not a NEO in 2007 or 2008.
(7)	Includes amounts deferred by the Named Executive Officer under the DENTSPLY Supplemental Savings Plan. For salary amounts deferred in fiscal year 2009, refer to the “Executive Contributions” column of the Non-Qualified Deferred Compensation table.
(8)	Represents the grant date full fair value of compensation costs of RSUs granted for financial statement reporting purposes. Information regarding the calculation of these amounts for the fiscal year ended December 31, 2009 is included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

(9)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.
(10)	Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2009, 2008 and 2007 that were paid in cash or deferred under the DSSP in 2010, 2009 and 2008, respectively. As of December 31, 2009, there were no earnings on outstanding non-equity incentive plan awards.
(11)	Amounts shown are described in the All Other Compensation table that follows.

Refer to the Compensation Discussion and Analysis section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the Named Executive Officers, salary compensation as a percentage of total compensation are as follows: Mr. Wise — 19.6%, Mr. Jellison — 33.6%, Mr. Clark — 25.3%, Mr. Mosch — 31.7% and Mr. Sterkenburg — 38.9%

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2009:

2009 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (7) (8)			All Other Stock Awards: Number of Stock Units (7)(#)	All Other Option Awards: Number of Securities Underlying Options (9)(#)	Exercise or Base Price of Option Awards (10)($/Share)	Grant Date Fair Value of Stock and Option Awards (11)($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bret W. Wise
Incentive Compensation (2)		—	815,000	1,630,000	—	—	—	—	—	—	—
RSUs	2/12/2009	—	—	—	—	36,860	36,860	—	—	—	966,838
Options	12/8/2009	—	—	—	—	—	—	—	229,900	33.86	1,700,149
William R. Jellison
Incentive Compensation (3)		—	216,150	432,300	—	—	—	—	—	—	—
RSUs	2/12/2009	—	—	—	—	7,634	7,634	—	—	—	200,240
Options	12/8/2009	—	—	—	—	—	—	—	50,600	33.86	374,196
Christopher T. Clark
Incentive Compensation (4)		—	375,000	750,000	—	—	—	—	—	—	—
RSUs	2/12/2009	—	—	—	—	18,430	18,430	—	—	—	483,419
Options	12/8/2009	—	—	—	—	—	—	—	89,700	33.86	663,347
James G. Mosch
Incentive Compensation (5)		—	233,350	466,700	—	—	—	—	—	—	—
RSUs	2/12/2009	—	—	—	—	—	—	7,634	—	—	200,240
Options	12/8/2009	—	—	—	—	—	—	—	50,600	33.86	374,196
Albert J. Sterkenburg
Incentive Compensation (6)		—	209,109	418,219	—	—	—	—	—	—	—
RSUs	2/12/2009	—	—	—	—	—	—	5,938	—	—	155,754
Options	12/8/2009	—	—	—	—	—	—	—	35,900	33.86	265,487

(1)	Amounts shown represent threshold, target and maximum amounts for the 2009 Annual Incentive Plan. The HR Committee established the targets on December 8, 2008. Target amounts would be achieved if budgeted net income and internal sales growth were achieved. For instance, Mr. Wise’s target was 100% of his salary ($815,000) if the Company achieved budgeted net income and internal sales growth was between 1.5% and 3.5% in 2009. The minimum non-equity incentive compensation of 0% is earned if the Company’s net income is below 90% of budgeted net income. Maximum amounts represent the greatest amounts that could be earned under the Annual Incentive Plan. Mr. Wise’s maximum was his base salary ($815,000) multiplied by his target incentive compensation percentage (100%) multiplied by 200%. Payments or deferrals made under the Annual Incentive Plan for 2009 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Non-equity Incentive Plan Compensation.
(2)	Mr. Wise’s incentive compensation target was calculated at 100% of his base salary.
(3)	Mr. Jellison’s incentive compensation target was calculated at 55% of his base salary.
(4)	Mr. Clark’s incentive compensation target was calculated at 75% of his base salary.
(5)	Mr. Mosch’s incentive compensation target was calculated at 65% of his base salary.
(6)	Mr. Sterkenburg’s incentive compensation target was calculated at 55% of his base salary.
(7)	These RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.
(8)	The RSUs granted to Mr. Wise, Mr. Jellison and Mr. Clark are subject to a service condition and performance requirements.
(9)	Amounts shown are the number of stock options granted to the officers in 2009. Refer to the Compensation Discussion and Analysis for a description of the terms of and criteria for making these awards.
(10)	Price reflects the closing price of DENTSPLY International Common Stock on the date the Board approved the grant. The grant date of stock and option awards is always the date the Board approves the grants. Stock options are granted with an exercise price equal to the closing price on the day of the grant.
(11)	The assumptions used in calculating the fair values of stock options and RSUs at the grant date are included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

Outstanding Equity Awards at Year End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2009 for the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2)($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)
Bret W. Wise	109,000	—	109,000	18.49	Dec 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec 15, 2013	—	—	—	—
	60,854	—	60,854	27.45	Dec 13, 2014	—	—	—	—
	181,084	—	181,084	27.74	Dec 13, 2015	—	—	—	—
	197,400	—	197,400	31.36	Dec 12, 2016	—	—	—	—
	97,933	48,967	146,900	45.15	Dec 10, 2017	—	—	—	—
	74,550	149,100	223,650	25.91	Dec 08, 2018	—	—	—	—
	—	229,900	229,900	33.86	Dec 08, 2019	—	—	—	—
						—	—	90,748	3,191,607
	780,421	427,967	1,208,388			—	—	90,748	3,191,607
William R. Jellison	78,300	—	78,300	15.58	Dec 12, 2011	—	—	—	—
	69,000	—	69,000	18.49	Dec 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec 15, 2013	—	—	—	—
	41,836	—	41,836	27.45	Dec 13, 2014	—	—	—	—
	20,200	—	20,200	26.69	Mar 22, 2015	—	—	—	—
	72,434	—	72,434	27.74	Dec 13, 2015	—	—	—	—
	42,500	—	42,500	31.36	Dec 12, 2016	—	—	—	—
	22,600	11,300	33,900	45.15	Dec 10, 2017	—	—	—	—
	15,433	30,867	46,300	25.91	Dec 08, 2018	—	—	—	—
	—	50,600	50,600	33.86	Dec 08, 2019	—	—	—	—
						—	—	19,604	689,473
	421,903	92,767	514,670			—	—	19,604	689,473
Christopher T. Clark	16,800	—	16,800	12.48	Dec 13, 2010	—	—	—	—
	24,900	—	24,900	15.58	Dec 12, 2011	—	—	—	—
	69,000	—	69,000	18.49	Dec 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec 15, 2013	—	—	—	—
	41,836	—	41,836	27.45	Dec 13, 2014	—	—	—	—
	55,042	—	55,042	27.74	Dec 13, 2015	—	—	—	—
	71,100	—	71,100	31.36	Dec 12, 2016	—	—	—	—
	39,533	19,767	59,300	45.15	Dec 10, 2017	—	—	—	—
	37,267	74,533	111,800	25.91	Dec 08, 2018	—	—	—	—
	—	89,700	89,700	33.86	Dec 08, 2019	—	—	—	—
						—	—	38,891	1,367,796
	415,078	184,000	599,078			—	—	38,891	1,367,796
James G. Mosch	16,800	—	16,800	12.48	Dec 13, 2010	—	—	—	—
	24,900	—	24,900	15.58	Dec 12, 2011	—	—	—	—
	69,000	—	69,000	18.49	Dec 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec 15, 2013	—	—	—	—
	41,836	—	41,836	27.45	Dec 13, 2014	—	—	—	—
	55,042	—	55,042	27.74	Dec 13, 2015	—	—	—	—
	32,900	—	32,900	31.36	Dec 12, 2016	—	—	—	—
	20,333	10,167	30,500	45.15	Dec 10, 2017	—	—	—	—
	15,434	30,866	46,300	25.91	Dec 08, 2018	—	—	—	—
	—	50,600	50,600	33.86	Dec 08, 2019	—	—	—	—
						17,632	620,117	—	—
	335,845	91,633	427,478			17,632	620,117	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2)($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)
Albert J. Sterkenburg	20,400	—	20,400	18.49	Dec 11, 2012	—	—	—	—
	20,200	—	20,200	22.14	Dec 15, 2013	—	—	—	—
	14,262	—	14,262	27.45	Dec 13, 2014	—	—	—	—
	16,778	—	16,778	27.74	Dec 13, 2015	—	—	—	—
	13,800	—	13,800	28.57	Mar 22, 2016	—	—	—	—
	23,200	—	23,200	31.36	Dec 12, 2016	—	—	—	—
	11,267	5,633	16,900	45.15	Dec 10, 2017	—	—	—	—
	12,000	24,000	36,000	25.91	Dec 08, 2018	—	—	—	—
	—	35,900	35,900	33.86	Dec 08, 2019	—	—	—	—
						12,198	429,004	—	—
	131,907	65,533	197,440			12,198	429,004	—	—

(1)	Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
12/10/2017	The remaining one third will vest December 10, 2010
12/08/2018	One third will vest December 8, 2010, the remaining one third will vest December 8, 2011
12/08/2019	One third will vest December 8, 2010, one third will vest December 8, 2011, the remaining one third will vest December 8, 2012
(2)	The Company’s stock options are granted at the Board meeting in December of each year to employees already in the equity incentive program, and to newly hired executive officers at the HR Committee meeting following the executive officer’s employment date. The exercise price reflects the closing price of DENTSPLY International Common Stock on the date the Board approved the grant.
(3)	Stock options generally expire ten years after the grant date.
(4)	Restricted stock unit grants are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant, except that they become immediately vested upon death, disability or qualified retirement. Restricted stock units have no expiration date. With respect to Mr. Wise, Mr. Jellison and Mr. Clark, vesting of restricted stock units is contingent upon the continued profitability of the Company. The restricted stock units with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/05/2007	will vest February 5, 2010
2/04/2008	will vest February 4, 2011
2/12/2009	will vest February 12, 2012
(5)	The market value represents the number of restricted stock units granted multiplied by December 31, 2009 stock closing market price of $35.17.

All Other Compensation

Name of Executive Officer	ESOP Stock Contribution (1)($)	401(k) Contribution (2)($)	SERP Contribution (3)($)	Pension Contribution (4)($)	Perquisites > $10,000 (5)($)	Total Other Compensation ($)
Bret W. Wise	7,350	7,350	189,947	—	—	204,647
William R. Jellison	7,350	7,350	61,102	—	—	75,802
Christopher T. Clark	7,350	7,350	94,729	—	—	109,429
James G. Mosch	7,350	7,350	53,659	—	—	68,359
Albert J. Sterkenburg	—	—	—	84,619	31,416	116,035

(1)	Represents the allocations to each of the U.S. Named Executive Officers’ DENTSPLY Employee Stock Ownership Plan balances for the year ended December 31, 2009. Pursuant to the terms of the ESOP Plan, non-vested ESOP shares forfeited by terminated employees and dividends earned on the forfeited shares are redistributed to the current ESOP participants, thus reducing the Company’s contribution requirement. The ESOP is a non-contributory defined contribution plan.
(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the U.S. Named Executive Officers.
(3)	Represents Company credits for the 2009 Plan year to the DENTSPLY International U.S. Supplemental Executive Retirement Plan, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.
(4)	Represents Company credits for the 2009 Plan year to the DENTSPLY International German pension program, which is a defined contribution plan. Additional information is provided in the Retirement and Other Benefits section.
(5)	Represents annual cost of company car for business and personal use.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of options and stock awards vested during the year ended December 31, 2009 and the value of options held at that date for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bret W. Wise	—	—	—	—
William R. Jellison	—	—	—	—
Christopher T. Clark	23,700	508,582	—	—
James G. Mosch	23,700	532,802	—	—
Albert J. Sterkenburg	2,300	44,360	—	—

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan

Effective January 1, 1999 and amended December 10, 2002 and January 1, 2009, the Board adopted a Supplemental Executive Retirement Plan. The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the U.S. based Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants’ accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Company Common Stock at the time of distribution.

The SERP provides for the possible delay in the distribution of benefits as necessary to comply with applicable administrative or legal requirements. Subject to such provisions, benefits are distributed as set forth below. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution shall be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified).

In the event of a Change in Control as defined in this SERP, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a change in control must represent the entire Supplemental Executive Retirement Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under this SERP shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the aggregate balance of the participant’s vested account by the remaining number of installments, including the current installment to be paid.

The following table sets forth contributions, earnings and year-end balances for 2009, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

DENTSPLY Supplemental Savings Plan

Effective January 1, 2008, the Board adopted the DENTSPLY Supplemental Savings Plan. The purpose of the DSSP is to provide select members of the management of the Company, including all of the U.S. based Named Executive Officers, an opportunity to defer up to 50% of their base salary and 100% of their earned bonuses. Deferred amounts are general obligations of the Company and participant’s accounts are unfunded. Participants are able to elect to have their deferred compensation (other than individual salary deferrals by Named Executive Officers to Company Stock) tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock.

Participation is restricted to a select group of management employees, as determined annually by the Company. The Company maintains a listing of the eligible employees. Participation in the DSSP is voluntary and participants must elect to enroll each year they are eligible to participate.

DSSP payments are made in accordance with participant or employer election, at a specified time, termination for any reason, an unforeseeable emergency, disability or death. Retirement does not apply for purposes of this DSSP. All payments will be distributed in the form of cash at the time of distribution.

All distributions under this DSSP shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the aggregate balance of the participant’s account by the remaining number of installments, including the current installment to be paid. It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2009, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions ($)(1)	Registrant Contributions ($)(2)	Aggregate Earnings ($)		Aggregate Balance ($)(5)
Bret W. Wise	Supplemental Executive Retirement Plan	—	189,947	176,163	(3)	873,899
	DENTSPLY Supplemental Savings Plan	180,440	—	99,137	(4)	279,577
William R. Jellison	Supplemental Executive Retirement Plan	—	61,102	159,324	(3)	790,366
	DENTSPLY Supplemental Savings Plan	207,683	—	188,176	(4)	547,140
Christopher T. Clark	Supplemental Executive Retirement Plan	—	94,729	123,038	(3)	610,359
James G. Mosch	Supplemental Executive Retirement Plan	—	53,659	91,417	(3)	453,495
Albert J. Sterkenburg(6)	Supplemental Executive Retirement Plan	—	—	—		—

(1)	Participants in the DSSP can elect to contribute a portion of their salary and/or bonus into this plan. Amount represents an elected contribution to the DSSP accounts in 2009. It is included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table. The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.
(2)	Amounts represent unfunded credits allocated to participants’ accounts in 2009. They are reported on the participants’ plan summary statements for the period ending December 31, 2009 and included in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2009. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.
(4)	Deferred amounts are general obligations of the Company and participant’s accounts are unfunded. Participants are able to elect to have their deferred compensation tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock. All payments will be distributed in the form of cash at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2009. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table.
(5)	The aggregate balance represents each participant’s vested balance at the end of 2009.
(6)	Mr. Sterkenburg is not eligible for the SERP or DDSP since he is not a United States employee.

The table below discloses potential distributions of the SERP for the Named Executive Officers if they are terminated as of December 31, 2009:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)	Disability ($)
Bret W. Wise (1)	873,899	873,899	1,190,854	1,190,854	1,370,374	873,899	873,899
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
William R. Jellison (2)	790,366	790,366	896,387	896,387	955,134	790,366	790,366
Frequency and Duration of Payment	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Lump Sum	Lump Sum After 5 Years	Lump Sum
Christopher T. Clark (3)	610,359	610,359	775,197	775,197	867,991	610,359	610,359
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
James G. Mosch (4)	453,495	453,495	566,660	566,660	631,110	453,495	453,495
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Albert J. Sterkenburg (5)	—	—	—	—	—	—	—

(1)	Mr. Wise’s SERP account balance was $873,899 as of December 31, 2009. Mr. Wise would be entitled to additional contributions to the plan for the years 2010 and 2011, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Wise would be entitled to additional contributions to the plan for the years 2010, 2011 and 2012, if there was a change in control of the Company. Estimated contributions for 2010, 2011 and 2012 are based on Mr. Wise’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Wise has elected to receive his SERP account distribution in a lump sum payment.
(2)	Mr. Jellison’s SERP account balance was $790,366 as of December 31, 2009. Mr. Jellison would be entitled to additional contributions to the plan for the years 2010 and 2011, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Jellison would be entitled to additional contributions to the plan for the years 2010, 2011 and 2012, if there was a change in control of the Company. Estimated contributions for 2010, 2011 and 2012 are based on Mr. Jellison’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Jellison has elected to receive his SERP account distribution in annual installments over five years.
(3)	Mr. Clark’s SERP account balance was $610,359 as of December 31, 2009. Mr. Clark would be entitled to additional contributions to the plan for the years 2010 and 2011, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Clark would be entitled to additional contributions to the plan for the years 2010, 2011 and 2012, if there was a change in control of the Company. Estimated contributions for 2010, 2011 and 2012 are based on Mr. Clark’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Clark has elected to receive his SERP account distribution in a lump sum payment.
(4)	Mr. Mosch’s SERP account balance was $453,495 as of December 31, 2009. Mr. Mosch would be entitled to additional contributions to the plan for the years 2010 and 2011, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control of the Company. Estimated contributions for 2010, 2011 and 2012 are based on Mr. Mosch’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Mosch has elected to receive his SERP account distribution in a lump sum payment.
(5)	Mr. Sterkenburg is not eligible for SERP since he is not a United States employee.

Employment Agreements

The Company is party to employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without “cause” (as defined in the employment agreements), or by the employee with “good reason” (as described in the employment agreements), the Company shall pay compensation and provide benefits for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of (i) the second annual anniversary of the date of such termination notice; or (ii) the date on which the Employee would attain age 65. During this period, (i) the Company will be obligated to pay the employee at the rate of salary being paid immediately before the termination, (ii) the employee will be entitled to receive bonus and incentive compensation in accordance with plans approved by the Board, (iii) the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable, (iv) the employee will be entitled to receive the benefits that would have been accrued by him from participation under any pension, profit sharing, ESOP or similar retirement plan or plans of the Company or any affiliate, and (v) the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events: (i) the covered person becomes eligible for similar type coverage under another employer’s group plans; (ii) the covered person becomes eligible for Medicare health benefits; or (iii) the covered person fails to pay the premium for such coverage by the due date thereof. In the event of death of employee during the Termination Period, the Company shall continue to make payments for a period that is the lesser of the remainder of the Termination Period or twelve (12) months, and shall pay any bonuses due on a pro-rata basis until the date of the employee’s death, to the employee’s designated beneficiary or, if no beneficiary has been effectively designated, then to the employee’s estate. Mr. Sterkenburg, who is based in Germany, would not receive identical benefits to those described above but would receive similar benefits under plans provided to German employees.

The employment agreements include a non-competition commitment and a commitment against disclosure of Company confidential information and non-solicitation of Company employees.

The Company has also entered into employment agreements with certain other members of senior management having terms similar to those described above.

Potential Payments upon Termination or Change in Control

The tables below represent the amount of compensation to each of the Named Executive Officers of the Company in the event of termination from the Company under different circumstances. The amount due to each officer upon retirement, resignation, termination by the employee with cause, termination by the company without cause, termination following a change in control and in the event of the death of the Named Executive Officer is provided. The amounts assume that the date of termination was December 31, 2009 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The stock price of DENTSPLY International was assumed to remain at $35.17 per share, the closing price on December 31, 2009. Actual amounts to be paid may differ and can only be determined in the event of and at the time of the executive officers’ terminations from the Company.

Payments Made Upon Termination

The Named Executive Officer would be entitled to receive amounts earned during his employment, regardless of the reason for his separation from the Company. Those amounts include:

(1)	pro rata share of non-equity incentive compensation would be paid in February of the year following the year in which earned;
(2)	vested stock options could be exercised within 90 days of termination;
(3)	lump sum distributions would be made for amounts accrued and vested through the Company’s ESOP and 401(k) Plan;
(4)	distributions would be made based upon prior election for amounts accrued and vested through the Company’s SERP; and
(5)	lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, the Named Executive Officer would be entitled to the following:

(1)	all outstanding stock options and RSUs would vest as of the date of a qualified retirement (age 65, or age 60 with fifteen years of service), and the options expire the earlier of 5 years from that date or the original expiration date.

Payments Made Upon Termination for Cause by the Executive Officer, or Termination by the Company without Cause

If a Named Executive Officer separates from the Company with cause, or if the Company terminates the executive officer without cause, the Named Executive Officer would be entitled for the Termination Period, to the following:

(1)	full rate of salary immediately preceding the date of notice of termination, the first six months to be paid in a lump sum at the end of such six month period, and thereafter to be paid bi-weekly;
(2)	non-equity incentive compensation in accordance with the Annual Incentive Plan and based on the rate of salary immediately preceding the date of notice of termination, paid in February in the year following the year in which earned;
(3)	the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable;
(4)	benefits that would have been accrued by him from participation under any pension, profit sharing, Employee Stock Ownership or similar retirement plan or plans of the Company or any affiliate;
(5)	the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events:
a.	the employee becomes eligible for similar type coverage under another employer’s group plans;
b.	the employee becomes eligible for Medicare health benefits; or
c.	the employee fails to pay the premium for such coverage by the due date thereof.

Payments Made Upon Termination of Employment by the Executive Officer For Cause or the Company Terminates or Gives Written Notice of Termination to the Employee within Two (2) Years after a Change in Control

If, within two (2) years after a Change in Control the Named Executive Officer terminates employment for cause, or the Company terminates or gives written notice of termination of employment to the Named Executive Officer (regardless of whether with or without cause), the Company shall pay the following amounts to the Named Executive Officer in a single lump sum cash payment within five (5) business days of such termination (provided, that any amount that would be payable to the Named Executive Officer during the six (6) month period beginning on his date of termination and which would not otherwise be exempt from the application of Section 409A(a)(2)(B) of the Code shall be withheld and paid instead on the six (6) month anniversary of the date of termination.

(1)	An amount equal to three (3) times the executive officer’s current annual salary for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch (with his promotion to Executive Vice President in 2009, the multiple for Mr. Mosch for salary and annual incentive award was increased from two (2) times to three (3) times on April 29, 2009), and an amount equal to two (2) times the executive officer’s current annual salary for Mr. Sterkenburg;
(2)	An amount equal to three (3) times the executive officer’s annual incentive award for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch and an amount equal to two (2) times the executive officer’s annual incentive award for Mr. Sterkenburg, for the year in which the termination occurs based on the target achievement of 100%; and
(3)	An amount equal to the benefits that would have been accrued by the Named Executive Officer for the three (3) year period from the date of termination for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch, and for the two (2) year period from the date of termination for Mr. Sterkenburg, from participation by the employee under any pension, profit sharing, ESOP, SERP or similar retirement plan or plans of the Company or any affiliate in which the employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service and compensation the Employee would have had during such period.
(4)	Continued coverage for a two (2) year period from the date of termination under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate in which the Named Executive Officer participated immediately before the notice of termination, plus all improvements subsequent thereto (or, if not available or if required in order to comply with Code Section 409A, in lieu thereof be compensated in monthly cash payments for the premium-equivalent amount of such coverage and then be permitted to purchase such coverage, if available, by paying 100% of the premium cost for such coverage on an after-tax basis).

Certain Adjustments in Payments to Executive Officers

(1)	In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the executive officer as described above, whether paid or payable or distributed or distributable pursuant to the terms of the employment agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay the executive officer an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive officer after deduction of any excise tax imposed under section 4999 of the Code, and any federal, state and local income tax, employment tax, excise tax and other tax imposed upon the Gross-Up Payment, shall be equal to the Payment.
(2)	If the net after-tax benefit to the executive officer of receiving the Gross-Up Payment does not exceed the Safe Harbor Amount (as defined below) by more than 10% (as compared to the net after-tax benefit to the executive officer resulting from elimination of the Gross-Up Payment and reduction of the Payments to the Safe Harbor Amount), then (i) the Company shall not pay the executive officer the Gross-Up Payment, and (ii) the provisions of paragraph (3) below shall apply. The term “Safe Harbor Amount” means the maximum dollar amount of parachute payments that may be paid to the Participate under section 280G of the Code without imposition of an excise tax under section 4999 of the Code.
(3)	If the Company is not required to pay the Employee a Gross-Up Payment as a result of the provisions of Paragraph (2) above, the Company will apply a limitation on the Payment amount as follows: The aggregate present value of the benefits paid to the executive officer (the “Separation Benefits”) shall be reduced (but not below zero) to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of such Separation Benefits without causing any Payment to be subject to the limitation of deduction under section 280G of the Code.

Payments Due Upon Death

If a Named Executive Officer separates from the Company due to death, the Named Executive Officer’s beneficiaries would be entitled to the following:

(1)	salary at the rate immediately preceding the date of death for a period of one year from the date of death;
(2)	pro-rata share of non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned;
(3)	all outstanding stock options would vest as of the date of death and would be exercisable until the earlier of the stated expiration date of the option, or one (1) year from the date of death; and
(4)	contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

The following tables contain estimated potential payments that may be due to a NEO should termination or change in control occur. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount a NEO would receive if a change occurred. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and have been reported in previous sections of this proxy:

•	amounts already earned under the Non-Equity Incentive Compensation Plan
•	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal Year End table)

Bret W. Wise

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,630,000	1,630,000	2,445,000	815,000
Non Equity Incentive Compensation Plan	1,630,000	1,630,000	2,445,000	—
Stock Options	1,537,945	1,537,945	1,632,009	1,632,009
Stock Awards & Dividends	1,919,238	1,919,238	3,221,996	3,221,996
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	316,955	316,955	496,475	—
Medical, Dental, Vision and Personal Accident Insurances	25,668	25,668	25,668	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Gross-Up	—	—	2,754,360	—
Total	7,091,830	7,091,830	13,067,232	6,169,005

William R. Jellison

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	786,000	786,000	1,179,000	393,000
Non Equity Incentive Compensation Plan	432,300	432,300	648,450	—
Stock Options	321,011	321,011	341,714	341,714
Stock Awards & Dividends	426,283	426,283	696,094	696,094
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	106,022	106,022	164,769	—
Medical, Dental, Vision and Personal Accident Insurances	25,668	25,668	25,668	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Total	2,129,308	2,129,308	3,102,419	1,930,808

Christopher T. Clark

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,000,000	1,000,000	1,500,000	500,000
Non Equity Incentive Compensation Plan	750,000	750,000	1,125,000	—
Stock Options	746,771	746,771	783,472	783,472
Stock Awards & Dividends	728,634	728,634	1,380,013	1,380,013
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	164,838	164,838	257,631	—
Medical, Dental, Vision and Personal Accident Insurances	25,668	25,668	25,668	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Gross-Up	—	—	1,326,450	—
Total	3,447,935	3,447,935	6,444,958	3,163,485

James G. Mosch

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	718,000	718,000	1,077,000	359,000
Non Equity Incentive Compensation Plan	466,700	466,700	700,050	—
Stock Options	321,011	321,011	341,714	341,714
Stock Awards & Dividends	355,999	355,999	625,810	625,810
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	113,165	113,165	177,615	—
Medical, Dental, Vision and Personal Accident Insurances	25,668	25,668	25,668	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Total	2,032,567	2,032,567	2,994,581	1,826,524

Albert J. Sterkenburg

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	760,400	760,400	760,400	380,200
Non Equity Incentive Compensation Plan	418,220	418,220	418,220	—
Stock Options	246,591	246,591	246,591	261,279
Stock Awards & Dividends	222,955	222,955	222,955	432,825
Pension Plan	169,239	169,239	169,239	—
Medical, Dental, Vision and Personal Accident Insurances	8,836	8,836	8,836	—
Long Term Disability Insurance	723	723	723	—
Basic Life and Accidental Death and Dismemberment Insurance	642	642	642	558,090
Total	1,827,606	1,827,606	1,827,606	1,632,394

COMPENSATION OF DIRECTORS

Members of the Board who are not employees of the Company (“Outside Directors”) received an annual fee in 2009 of $40,000. Outside Directors who were chairpersons of the Human Resources and Governance Committees received an additional annual fee of $7,500, the chairperson of the Audit Committee received an additional annual fee of $10,000 and the Lead Director received an additional annual fee of $10,000. Directors also received a fee of $1,500 for each Board and committee meeting attended and $1,000 for each Board and committee meeting attended via teleconferencing in 2009. As of March 15, 2010, these fees remain the same. Annual fees are paid quarterly. Each Outside Director receives equity incentive grants, currently stock options and restricted stock units, as fixed from time to time by the Board. In 2009, the equity incentive compensation for directors was set at an expected annual value of $115,000, using the binomial method of calculation; however, because of the change in timing of equity grants, as described below, the actual grant values varied for the directors. There were 78,400 nonqualified stock options and 13,430 restricted stock units granted to directors collectively in 2009. Directors are reimbursed for travel and other expenses relating to attendance at Board and committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of director’s fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.

The following table shows the compensation paid to the Company’s Outside Directors for the year ended December 31, 2009.

2009 Directors Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Dr. Michael C. Alfano (2)	57,000	39,887	20,271	117,158
Eric K. Brandt (3)	53,500	39,887	72,533	165,920
Paula H. Cholmondeley (4)	60,000	39,887	72,533	172,420
Michael J. Coleman (5)	64,500	39,887	72,533	176,920
Dr. Wendy L. Dixon (6)	57,000	39,887	72,533	169,420
William F. Hecht (7)	73,750	39,887	20,271	133,908
Leslie A. Jones (8)	57,500	39,887	72,533	169,920
Francis J. Lunger (9)	70,000	39,887	72,533	182,420
John C. Miles II (10)	63,000	39,887	72,533	175,420
W. Keith Smith (11)	58,250	39,887	72,533	170,670

(1)	Mr. Wise is not shown in this table since he was an employee of the Company as of December 31, 2009. His compensation is shown in the Summary Compensation Table.
(2)	Dr. Alfano elected to receive his compensation in the form of cash. Compensation to Dr. Alfano consisted of fees of $17,000 for attending Board and committee meetings and the annual fee of $40,000.
(3)	Mr. Brandt elected to receive his compensation in the form of cash. Compensation to Mr. Brandt consisted of fees of $13,500 for attending Board and committee meetings and the annual fee of $40,000.
(4)	Ms. Cholmondeley elected to receive her compensation in form of cash. Compensation to Ms. Cholmondeley consisted of fees of $20,000 for attending Board and committee meetings and the annual fee of $40,000.
(5)	Mr. Coleman elected to receive his compensation in the form of deferral to a savings account with interest. His compensation consisted of fees of $17,000 for attending Board and committee meetings and the annual fee of $47,500, which included the fee for chairing the HR Committee during 2009.

(6)	Dr. Dixon elected to receive her compensation in the form of cash. Compensation to Dr. Dixon consisted of fees of $17,000 for attending Board and committee meetings and the annual fee of $40,000.
(7)	Mr. Hecht elected to receive his compensation in the form of deferral to stock units with dividends. Compensation to Mr. Hecht consisted of fees of $20,000 for attending Board and committee meetings and the annual fee of $53,750, which included the fee for chairing the Governance Committee for the 3rd and 4th quarter and serving as the Lead Director role in 2009.
(8)	Mr. Jones elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Jones consisted of fees of $17,500 for attending Board and committee meetings and the annual fee of $40,000.
(9)	Mr. Lunger elected to receive his compensation in the form of deferral to stock units with dividends. His compensation consisted of fees of $20,000 for attending Board and committee meetings and the annual fee of $50,000, which included the fee for chairing the Audit Committee during 2009.
(10)	Mr. Miles elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Miles consisted of fees of $23,000 for attending Board and committee meetings and the annual fee of $40,000.
(11)	Mr. Smith elected to receive his compensation in the form of deferral to stock units with dividends. His compensation consisted of fees of $14,500 for attending Board and committee meetings and the annual fee of $43,750, which included the fee for chairing the Governance Committee in the 1st and 2nd quarters.

In 2007, the Governance Committee of the Board adopted a plan to move all directors to a May annual grant schedule, rather than the historic anniversary date grant schedule. Because all directors were on a grant schedule of every third year, the Governance Committee implemented a transition plan to effectuate the change to an annual grant schedule. The transition to the annual grant schedule will take about three years, which has not yet occurred. Under the transition plan every director will get a pro-rated grant on the third anniversary of their last grant, as well as annual grants in May. The date and amount of the anniversary grant for each director will vary depending upon when their service began and when the grant is made.

The following table shows grants issued to the Company’s Outside Directors for the year ended December 31, 2009.

Name	Grant Date	Market Price on Grant Date ($)	Stock Awards Granted (#)	Option Awards Granted (#)	Aggregate Number of Stock Awards Outstanding at 12/31/2009 (#)	Aggregate Number of Option Awards Outstanding at 12/31/2009 (#)
Dr. Michael C. Alfano	May 12, 2009	29.70	1,343	2,560
	Total		1,343	2,560	3,140	24,651
Eric K. Brandt	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	36,510
Paula H. Cholmondeley	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	55,704
Michael J. Coleman	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	52,093
Dr. Wendy L. Dixon	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	35,880
William F. Hecht	May 12, 2009	29.70	1,343	2,560
	Total		1,343	2,560	3,140	60,651
Leslie A. Jones	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	52,093
Francis J. Lunger	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	34,103
John C. Miles II	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	34,494
W. Keith Smith	May 12, 2009	29.70	1,343	9,160
	Total		1,343	9,160	3,140	52,093

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors Meetings

The Board held six meetings during 2009, one of which was a telephone meeting. The Board has determined that the following directors are “independent” under the Listing Standards: Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Wendy L. Dixon, William F. Hecht, Leslie A. Jones, Francis J. Lunger, John C. Miles, II and W. Keith Smith. In determining the independence of Dr. Alfano, the Board considered the fact that Dr. Alfano is the Executive Vice President of New York University and from time to time the Company sells products to, and sponsors research conducted by certain dental professionals of the New York University College of Dentistry. The Board determined that Dr. Alfano has no personal interest or involvement in such transactions and that such transactions are conducted by the relevant businesspeople on an arms length basis with the College of Dentistry. The Board has an Executive Committee, an Audit Committee, a Governance Committee and a Human Resources Committee. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any Committee of the Board on which a director served during the year ended December 31, 2009. The current composition and activities of the committees are described below.

Executive Committee

The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee in 2009 were Messrs. Wise (Chairperson), Hecht, Jones and Miles. The Executive Committee held two telephone meetings during 2009. The Executive Committee members remain the same as of March 15, 2010.

Audit Committee

The Audit Committee is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the Company’s system of internal control and performing the other duties set forth in the Audit Committee Charter (a copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix C).

The members of the Audit Committee in 2009 were Mr. Lunger (Chairperson), Ms. Cholmondeley and Mr. Miles, all of whom are independent as defined in the Listing Standards. The Board has determined that Ms. Cholmondeley and Mr. Lunger are Audit Committee Financial Experts under the rules and regulations of the Securities and Exchange Commission. The Audit Committee held ten meetings during 2009, five of which were telephone meetings. The Audit Committee members remain the same as of March 15, 2010.

Governance Committee

The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board and performing the other duties set forth in the Governance Committee Charter (a copy of the Governance Committee Charter is attached to this Proxy Statement as Appendix D). The members of the Governance Committee in 2009 were Messrs. Hecht (Chairperson), Jones and Smith, all of whom are independent as defined in the Listing Standards. The Corporate Governance Committee held five meetings during 2009, one of which was a telephone meeting. The members of the Governance Committee remain the same as of March 15, 2010.

It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by security holders in accordance with the Company’s by-laws (see Stockholder Proposals for Proxy Statement and Nominations in this Proxy Statement). No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;
•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;
•	the willingness and ability to devote the necessary time and effort required for service on the Board;
•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;
•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and
•	who hold or have held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services.

Diversity Considerations

The Board recognizes the value of having a Board comprised of individuals that have varied experience and can bring different perspectives to Board discussions and activities. For this reason, when considering nominees for Board seats, the Board Governance Committee considers the diversity of nominees or candidates for election to the Board. Included in the criteria the Governance Committee considers in evaluating candidates for the Board is to identify candidates who have the capacity to provide additional strength and diversity of view to the Board and its activities.

Human Resources Committee

The HR Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally and employee benefit plans, and other activities as set forth in the HR Committee Charter (a copy of the HR Committee Charter is attached to this Proxy Statement as Appendix E). Its members in 2009 were Mr. Coleman (Chairperson), Dr. Alfano, Mr. Brandt and Dr. Dixon all of whom are independent as defined in the Listing Standards. The HR Committee met six times during 2009, one of which was a telephone meeting. The members of the HR Committee remain the same as of March 15, 2010.

Human Resources Committee Interlocks and Insider Participation

None of the current members of the HR Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or HR Committee.

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Meeting. In 2009, all Board members attended the Annual Meeting.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2009.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions (“Transaction”), as defined below. The Governance Committee reviews the material facts of all Transactions that require the Governance Committee’s approval and either approves or disapproves of the entry into the Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Transaction, the Governance Committee takes into account, among other factors it deems appropriate, whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Transaction. The Chair of the Governance Committee is delegated the authority by the Board to approve Transactions that, because of timing or scheduling, are not feasible to be approved by the full Governance Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Governance Committee has pre-approved, under the policy, the following Transactions without regard to the amount involved:

1.	any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;
2.	any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “named executive officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “named executive officer”, and (c) such compensation had been approved, or recommended to the Board for approval, by the HR Committee of the Board;
3.	any Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;
4.	any Transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis;
5.	any Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
6.	any Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and
7.	any Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Transaction.

Except to the extent pre-approved, as noted above, Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Transaction; the material terms of the proposed Transaction; the benefits to the Company of the proposed Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Transaction.

The proposed Transaction is submitted to the Governance Committee for consideration at the next Governance Committee meeting or, if the legal department, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Governance Committee meeting, to the Chair of the Governance Committee acting pursuant to authority delegated by the Board. Any Transactions approved pursuant to delegated authority by the Chair of the Governance Committee, is reported to the Governance Committee at the next Governance Committee meeting.

To the extent the Company becomes aware of a Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Governance Committee.

Board Leadership

The Board’s current leadership structure is a Chairman, who is also the Company’s CEO, and a Lead Director, who is an independent Director. The role of the Lead Director is generally described in the Company’s Corporate Governance Guidelines and includes the following:

(a)	call for Executive Sessions of the independent directors;
(b)	preside at Board meetings in the absence of the Chairman and at Executive Sessions of the independent directors;
(c)	provide the Chairman with input into the agenda for Board meetings, and on other matters as deemed appropriate by the Board, or on behalf of the independent Directors, and recommend the agenda for Executive Sessions of independent Directors, to the extent deemed necessary;
(d)	be available for consultation with other Directors, act as the principal liaison between the independent Directors and the CEO, and apprise the CEO, as appropriate, of activities of the Board in Executive Sessions; and
(e)	be available for consultation with the CEO and communicate the expectations of the Board to the CEO.

The Board does not have a fixed policy on whether the Chairman should also be the Chief Executive Officer. The Board periodically evaluates its leadership structure to determine what it believes is the optimum structure at any point in time.

In general, the Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. This leadership structure has served the Company well and has resulted in the continued progress on the Company’s strategic plan and growth and financial success of the Company. The Board believes that these results are, in part, the product of the unified and focused leadership of its Chairman and CEO.

The Company has adopted various policies to ensure a strong and independent Board. Currently, all directors, with the exception of the Chairman, are independent as defined under NASDAQ regulations, and the Audit and Finance, Corporate Governance and Nominating and Human Resources Committees of the Board are made up entirely of independent directors. In addition, the Board is comprised of strong and experienced directors who are or have been leaders in other companies or institutions, are independent thinkers and have a wide range of expertise and skills.

Additionally, the Board regularly meets in executive session without the presence of management and the CEO. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has access to the Company’s management team. On a regular basis, the Board and its committees receive valuable information and insight from management on the status of the Company and the Company’s current and future issues.

Given the leadership roles of the Company’s Chairman and CEO and the Lead Director and a Board comprised of strong and independent directors, the Board believes its current leadership structure is in the best interests of the Company and its stockholders.

Risk Oversight

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to the Company’s operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, Company management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;
•	establishing and assessing processes for managing that risk;
•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and
•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors.

The Audit Committee oversees the Company’s processes for assessing financial risks and the effectiveness of the Company’s system of internal controls. In performing this function, the Audit Committee considers information from the Company’s independent registered public accounting firm and internal auditors and discusses relevant issues with each of them and management.

The Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and overall corporate governance.

The HR Committee oversees and evaluates the risks associated with the Company’s compensation philosophy and programs.

Also, the Company’s leadership structure, discussed in the “Board Leadership” section of this Proxy, supports the risk oversight function of the Board. The Company has a combined Chairman of the Board and CEO who keeps the Board informed about the risks facing the Company in general and with respect to specific activity. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

AUDIT AND FINANCE COMMITTEE DISCLOSURE

The Audit and Finance Committee (the “Audit Committee”) was comprised of three directors in 2009, all of whom are independent as defined by the Listing Standards. In addition, Ms. Cholmondeley and Mr. Lunger have been designated by the Board of Directors (the “Board”) as “Audit Committee Financial Experts” under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee operates under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit Committee and the Board and amended as determined appropriate (a copy of this charter is attached to this Proxy Statement as Appendix C).

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”); and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200 T.

In addition, the Audit Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with PwC the overall scope and plans for their audits. The Audit Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2009 filed with the SEC.

AUDIT AND FINANCE COMMITTEE

Francis J. Lunger	Paula H. Cholmondeley	John C. Miles II

PROXY DELIVERY STATEMENT

As permitted by law, one copy of the Company’s Proxy Statement and Annual Report is delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report. We believe this “Householding” approach provides greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to the same address.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholders residing at an address to which only one copy was delivered. Requests for additional copies should be directed to Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services (“Broadridge”), Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report may also contact Broadridge, as noted above, to request that only a single copy of such document be mailed in the future.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

STOCKHOLDER COMMUNICATIONS STATEMENT

The Board has no specific formal process for security holders to send communications to the Board. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT AND NOMINATIONS

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2011 must be received by the Company no later than December 10, 2010 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting.

The Company’s by-laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2011 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 12, 2011.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.

FORM 10-K

STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS DEPARTMENT, DENTSPLY INTERNATIONAL INC., SUSQUEHANNA COMMERCE CENTER, 221 WEST PHILADELPHIA STREET, YORK, PENNSYLVANIA 17405-0872.

CORPORATE GOVERNANCE GUIDELINES

A copy of the Company’s Corporate Governance Guidelines and Policies are available on the Company’s website at www.dentsply.com under the “Company” tab.

OTHER MATTERS

The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

APPENDIX A

DENTSPLY INTERNATIONAL INC.
2010 Equity Incentive Plan

SECTION 1  PURPOSE

The purpose of the DENTSPLY International Inc. 2010 Equity Incentive Plan (the “Plan”) is to benefit DENTSPLY International Inc. (“DENTSPLY”) and its “Subsidiaries,” as defined below (hereinafter referred to, either individually or collectively, as the “Company”) by recognizing the contributions made to the Company by officers and other key employees, consultants and advisers, to provide such persons with an additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate such persons. The Plan is also intended as an additional incentive to members of the Board of Directors of DENTSPLY (the “Board”) who are not employees of the Company (“Outside Directors”) to serve on the Board and to devote themselves to the future success of the Company. “Subsidiaries,” as used in the Plan, has the definition set forth in Section 424 (f) of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock options which constitute “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”), stock options which do not constitute ISOs (“NSOs”), stock which is subject to certain forfeiture risks and restrictions (“Restricted Stock”), stock delivered upon vesting of units (“Restricted Stock Units”) and stock appreciation rights (“Stock Appreciation Rights”) may be awarded under the Plan. ISOs and NSOs are collectively referred to as “Options.” Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights are collectively referred to as “Awards.” The persons to whom Options are granted under the Plan are hereinafter referred to as “Optionees.” The persons to whom Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights are granted under the Plan are hereinafter referred as to “Grantees.”

SECTION 2  ELIGIBILITY

Outside Directors shall be eligible to participate in the Plan in the same manner as Key Employees (as defined below) and other participants in the Plan. The Committee (as defined in Section 3) shall initially, and from time to time thereafter, select those officers and other key employees of the Company, including members of the Board who are also employees (“Employee Directors”), and consultants and advisers to the Company, to participate in the Plan on the basis of the importance of their services in the management, development and operations of the Company. Officers, other key employees and Employee Directors are collectively referred to as “Key Employees.”

SECTION 3  ADMINISTRATION

3.1  The Committee

The Plan shall be administered by the Human Resources Committee of the Board or a subcommittee thereof (“Committee”). The Committee shall be comprised of two (2) or more members of the Board. All members of the Committee shall qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule or regulation, “independent directors” as defined in Section 4200(15) of the Marketplace Rules of The NASDAQ Stock Market and “outside directors” as defined in Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of Options under the Plan to qualify for any tax or other material benefit to Optionees or the Company under applicable law.

3.2  Authority of the Committee

Subject to the express provisions of the Plan, the Committee shall have sole discretion concerning all matters relating to the Plan and Awards granted hereunder. The Committee, in its sole discretion, shall determine the Key Employees, consultants and advisors to whom, and the time or times at which, Awards will be granted, the number of shares to be subject to each Award, the expiration date of each

Award, the time or times within which the Option may be exercised or forfeiture restrictions lapse, the cancellation or termination of the Award and the other terms and conditions of the grant of the Award. The terms and conditions of Awards need not be the same with respect to each Optionee and/or Grantee or with respect to each Award. The Governance Committee (also comprised of non-employee directors), which is responsible for Director compensation, makes such determinations with respect to Outside Directors.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Award granted hereunder by the Committee, shall be final, binding and conclusive for all purposes and upon all persons.

3.3  Award Agreement

Each Award shall be evidenced by a written agreement or grant certificate specifying the type of Award granted, the number of shares of Common Stock (“Common Stock”) to be subject to such Award and, as applicable, the vesting schedule, the exercise or grant price, the terms for payment of the exercise price, the expiration date of the Option, the restrictions imposed upon the Restricted Stock and/or Restricted Stock Units and such other terms and conditions established by the Committee, in its sole discretion, which are not inconsistent with the Plan.

SECTION 4  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1  Subject to adjustment as provided in Sections 4.1 and 4.2, Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights with respect to an aggregate of thirteen million (13,000,000) shares of common stock of DENTSPLY (the “Common Stock”) (plus any shares of Common Stock covered by any remaining authorizations under the DENTSPLY International Inc. 2002 Equity Incentive Plan, as amended), may be granted under the Plan (the “Maximum Number”). The Maximum Number shall be increased, if at all, on January 1 of each calendar year during the term of the Plan (as set forth in Section 15) by the excess of the amount by which seven percent (7%) of the outstanding shares of Common Stock on such date exceeds the thirteen million (13,000,000) shares authorized at the time of adoption of this Plan. Notwithstanding the foregoing, and subject to adjustment as provided in Section 4.2, (i) Options with respect to no more than one million (1,000,000) shares of Common Stock may be granted as ISOs under the Plan, (ii) no more than two million five hundred thousand (2,500,000) shares may be awarded as Restricted Stock or Restricted Stock Units under the Plan, and (iii) in any calendar year no Key Employee shall be granted Options or Stock Appreciation Rights with respect to more than five hundred thousand (500,000) shares of Common Stock, or Restricted Stock and Restricted Stock Units in excess of 150,000 shares of Common Stock. Any shares of Common Stock reserved for issuance upon exercise of Options or Stock Appreciation Rights which expire, terminate or are cancelled, and any shares of Common Stock subject to any grant of Restricted Stock or Restricted Stock Units which are forfeited, may again be subject to new Awards under the Plan. For the avoidance of doubt, notwithstanding any adjustment in the Maximum Number, as provided above, all Awards granted under the Plan on or following the Effective Date, subject to forfeitures or cancellation, shall be counted towards the Maximum Number.

4.2  The number of shares of Common Stock subject to the Plan and to Awards granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Awards previously granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of

Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to the transaction, and (c) in the event of any other changes in the capitalization of the Company, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to Award granted under the Plan. In the event of any such adjustment, the exercise price per share of any Options or Stock Appreciation Rights shall be proportionately adjusted.

SECTION 5  GRANTS OF OPTIONS TO EMPLOYEES, OUTSIDE DIRECTORS, CONSULTANTS AND ADVISERS

5.1  Grants

Subject to the terms of the Plan, the Committee (the Governance Committee with respect to Outside Directors) may from time to time grant Options which are ISOs to Key Employees and Options which are NSOs to Outside Directors, Key Employees, consultants and advisers of the Company. Each such grant shall specify whether the Options so granted are ISOs or NSOs, provided, however, that if, notwithstanding its designation as an ISO, all or any portion of an Option does not qualify under the Code as an ISO, the portion which does not so qualify shall be treated for all purposes as a NSO.

5.2  Expiration

Except to the extent otherwise provided in or pursuant to Sections 10 and 11, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.

5.3  Vesting

Except to the extent otherwise provided in or pursuant to Sections 10 and 11, or in the proviso to this sentence, Options shall vest pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to Option on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Option, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the vesting schedule with respect to any or all Options, or any part thereof, granted under the Plan.

5.4  Required Terms and Conditions of ISOs

ISOs may be granted to Key Employees. Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rules:

(a)  Except as provided in Section 5.4(c), the exercise price per share of each ISO shall be the “Fair Market Value” of a share of Common Stock on the date such ISO is granted. For purposes of the Plan, “Fair Market Value” shall mean the closing sales price of the Common Stock on The NASDAQ National Market, or other national securities exchange which is the principal securities market on which the Common Stock is traded (as reported in The Wall Street Journal, Eastern Edition).”

(b)  The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

(c)  Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the ISO was granted.

5.5  Required Terms and Conditions of NSOs

Each NSO granted to Outside Directors, Key Employees, consultants and advisers shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rule: except as otherwise determined by the Committee in its sole discretion with respect to a specific grant, the exercise price per share of each NSO shall be not less than the Fair Market Value of a share of Common Stock on the date the NSO is granted.

SECTION 6  EXERCISE OF OPTIONS

6.1  Notices

A person entitled to exercise an Option may do so by delivery of a written notice to that effect, in a form specified by the Committee, specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information or documents the Committee may prescribe. The notice shall be accompanied by payment as described in Section 6.2. All notices, documents or requests provided for herein shall be delivered to the Secretary of the Company.

6.2  Exercise Price

Except as otherwise provided in the Plan or in any Option agreement or grant certificate, the Optionee shall pay the exercise price of the number of shares of Common Stock with respect to which the Option is being exercised upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine, (c) by delivering shares of Common Stock held by the Optionee for at least six (6) months and having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (d) in the case of a Key Employee, by such other medium of payment as the Committee, in its sole discretion, shall authorize, or (e) by any combination of (a), (b), (c), and (d). The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker pursuant to clause (b) above shall be delivered to such broker in accordance with applicable law.

SECTION 7  STOCK APPRECIATION RIGHTS

The Committee (the Governance Committee with respect to Outside Directors) may award shares of Common Stock to Outside Directors, Key Employees and consultants and advisors under a Stock Appreciation Right Award, upon such terms as the Committee deems applicable, including the provisions set forth below:

7.1  General Requirements.

Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Appreciation Right Award and the conditions and limitations applicable to the exercise thereof subject to the following specific rule: except as otherwise determined by the Committee in its sole discretion with respect to a specific grant, the exercise price per share of each Stock Appreciation Right shall be not less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

7.2  Expiration.

Except to the extent otherwise provided in or pursuant to Sections 10 and 11, each Stock Appreciation Right Award shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Stock Appreciation Right Award was granted.

7.3  Payment.

A Stock Appreciation Right shall entitle the Grantee to receive, upon exercise of the Stock Appreciation Right or any portion thereof, an amount equal to the product of (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price thereof and (b) the number of shares of Common Stock as to which such Stock Appreciation Right Award is being exercised. Payment of the amount determined under this Section 7.2 shall be made solely in shares of Common Stock, provided that, the Stock Appreciation Rights which are settled shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the Stock Appreciation Right.

7.4  Exercise.

(a)  Except to the extent otherwise provided in Sections 10 or 11, or in the proviso to this sentence, Stock Appreciation Rights shall vest pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the vesting schedule with respect to any or all Stock Appreciation Rights, or any part thereof, granted under the Plan. Notwithstanding the foregoing, a tandem stock appreciation right shall be exercisable at such time or times and only to the extent that the related Award is exercisable.

(b)  A person entitled to exercise a Stock Appreciation Right Award may do so by delivery of a written notice to that effect, in a form specified by the Committee, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right Award is being exercised and any other information or documents the Committee may prescribe. Upon exercise of a tandem Stock Appreciation Right Award, the number of shares of Common Stock covered by the related Award shall be reduced by the number of shares with respect to which the Stock Appreciation Right has been exercised.

SECTION 8  TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

Unless otherwise determined by the Committee, no Option or Stock Appreciation Right granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

SECTION 9  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee (and the Governance Committee with respect to Outside Directors) may award shares of Common Stock to Outside Directors, Key Employees and consultants and advisors under an Award of Restricted Stock and/or Restricted Stock Units, upon such terms as the Committee deems applicable, including the provisions set forth below.

9.1  General Requirements.

Shares of Common Stock issued or transferred pursuant to an Award of Restricted Stock and/or Restricted Stock Units may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock and/or Restricted Stock Units shall lapse over a period of time or according to such other criteria (including performance-based criteria which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code) as the Committee deems appropriate. The period of time during which shares of Restricted Stock and/or Restricted Stock Units remain subject to restrictions will be designated in the written agreement or grant certificate as the “Restricted Period.”

9.2  Number of Shares.

The Committee shall determine the number of shares of Common Stock to be issued pursuant to an Award of Restricted Stock and/or Restricted Stock Units and the restrictions applicable to the shares subject to such Award.

9.3  Restrictions on Transfer and Legend on Stock Certificate.

During the Restricted Period, subject to such exceptions as the Committee may deem appropriate, a Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock or Restricted Stock Units. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

9.4  Right to Dividends.

During the Restricted Period, except as otherwise set forth in the applicable written agreement or grant certificate, in the event that dividends are paid on shares of Common Stock, an amount equal to the dividend paid on each such share shall be credited to the shares subject to Award of Restricted Stock Units (“Dividend Credits”). Any Dividend Credits shall be paid to the Grantee if and when the restrictions with respect to such Restricted Stock Units lapse as set forth in Section 9.5.

9.5  Lapse of Restrictions.

(a)  All restrictions imposed on Restricted Stock and/or Restricted Stock Units shall lapse upon the expiration of the applicable Restricted Period and the satisfaction of all conditions imposed by the Committee (the date on which restrictions lapse as to any shares of Restricted Stock or Restricted Stock Units, the “Vesting Date”). The Committee may determine, as to any grant of Restricted Stock and/or Restricted Stock Units, that the restrictions shall lapse without regard to any Restricted Period.

(b)  Upon the lapse of restrictions with respect to any Restricted Stock Units, the value of such Restricted Stock Units shall be paid to the Grantee in shares of Common Stock. For purposes of the preceding sentence, each Restricted Stock Unit as to which restrictions have lapsed shall have a value equal to the Fair Market Value as of the Units Vesting Date. “Units Vesting Date” means, with respect to any Restricted Stock Units, the date on which restrictions with respect to such Restricted Stock Units lapse.

9.6  Performance-Based Criteria

At the Committee’s discretion, awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code. The performance criteria shall consist of one or more or any combination of the following measures: net sales (with or without precious metal content); sales growth; operating income; earnings before or after tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; gross or net margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); ratio of debt to debt plus equity; credit quality or debt ratings; capital expenditures; expenses or expense levels; ratio of operating earnings to revenues or any other operating ratios; the extent to which business goals are met; the accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions; price of the Company’s Common Stock; market share criteria; management of costs; return on assets, net assets, invested capital, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; regulatory compliance; total return to stockholders (“Performance Criteria”). The Performance Criteria may be

applied to the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index selected by the Committee, provided that, the Performance Criteria shall be calculated consistently with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee in connection with the granting of an Award which is consistently applied with respect to that Award. To the extent the Committee deems appropriate, Performance Criteria may exclude or otherwise be adjusted for (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) the effect of changes in tax and/or accounting regulations, laws or principles and the interpretation thereof, or (iv) the effects of mergers, acquisitions and/or dispositions. This Section 9.6 shall not limit the discretion of the Committee to grant Awards that do not satisfy the requirements of the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code.

SECTION 10  EFFECT OF TERMINATION OF EMPLOYMENT

10.1  Termination Generally

(a)  Except as provided in Section 10.2, 10.3 or 11, or as determined by the Committee, in its sole discretion, all rights to exercise the vested portion of any Option held by an Optionee or of any Stock Appreciation Right Award held by a Grantee whose employment and/or relationship with the Company or service on the Board is terminated for any reason other than “Cause,” as defined below, shall terminate ninety (90) days following the date of termination of employment, relationship or service on the Board, as the case may be (“Exercise Period”). All rights to exercise the vested portion of any Option held by an Optionee or of any Stock Appreciation Right Award held by a Grantee whose employment and/or relationship with the Company is terminated for “Cause” shall terminate on the date of termination of employment and/or the relationship. For the purposes of this Plan, “Cause” shall mean a finding by the Committee that the Optionee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, acts of dishonesty, embezzlement, theft, felonious conduct or unauthorized disclosure of trade secrets or confidential information of the Company. Unless otherwise provided in the Plan or determined by the Committee, vesting of Options and Stock Appreciation Right Awards for Key Employees and consultants ceases immediately upon the date of termination of employment and/or the relationship with the Company and any portion of an Option and/or Stock Appreciation Right Award that has not vested on or before such date is forfeited on such date.

(b)  If a Grantee who has received an Award of Restricted Stock and/or Restricted Stock Units ceases to be employed by the Company during the Restricted Period, or if other specified conditions are not met, the Award of Restricted Stock and/or Restricted Stock Units shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and, in the case of Restricted Stock, those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the Grantee for such shares. The Committee may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

(c)  The transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for purposes of the Plan. Awards granted under the Plan shall not be affected by any change of duties in connection with the employment of the Key Employee or by a leave of absence authorized by the Company.

10.2  Death and Disability

In the event of the death or Disability (as defined below) of an Optionee or Grantee during employment or such Optionee’s or Grantee relationship with the Company or service on the Board, (a) all Options held by the Optionee and all Stock Appreciation Right Awards held by the Grantee shall become fully exercisable on such date of death or Disability and (b) all restrictions and conditions on all

Restricted Stock and/or Restricted Stock Units held by the Grantee shall lapse on such date of death or Disability. Each of the Options held by such an Optionee and each of the Stock Appreciation Right Awards held by such a Grantee shall expire on the earlier of (i) the first anniversary of the date of death or Disability and (ii) the date that such Option or Stock Appreciation Right Award expires in accordance with its terms, provided that, in any event, NSOs granted under this Plan shall not expire earlier than one year from the date of death or disability. For purposes of this Section 11.2, “Disability” shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee, in its sole discretion, shall determine the existence and date of any Disability.

10.3  Retirement

(a)  Key Employees. In the event the employment of a Key Employee with the Company shall be terminated by reason of “Normal Retirement” or “Early Retirement,” as defined below, all Options and Stock Appreciation Right Awards held by such Key Employee shall become fully exercisable on the date of such Employee retirement. Each of the Options and Stock Appreciation Right Awards held by such a Key Employee shall expire on the earlier of (i) the fifth anniversary of the date of the Employee retirement, or (ii) the date that such Option expires in accordance with its terms. For the purposes hereof, “Normal Retirement” shall mean retirement of a Key Employee at or after age 65 and “Early Retirement” shall mean retirement of a Key Employee at or after age 60 with a minimum of 15 years of service with the Company. In the event the employment of a Key Employee with the Company shall be terminated by reason of a retirement that is not a Normal Retirement or Early Retirement, the Committee may, in its sole discretion, determine the vesting, exercisability and exercise periods applicable to Options and Stock Appreciation Right Awards held by such Key Employee. In the event the employment of a Key Employee with the Company shall be terminated by reason of “Normal Retirement” or “Early Retirement”, all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Key Employee shall lapse on the date of such Normal Retirement or Early Retirement. In the event the employment of a Key Employee with the Company shall be terminated by reason of a retirement that is not a Normal Retirement or Early Retirement, the Committee may, in its sole discretion, determine the restrictions and conditions, if any, on Restricted Stock and/or Restricted Stock Units held by such Key Employee that will lapse.

(b)  Outside Directors. In the event the service on the Board of an Outside Director shall be terminated by reason of the retirement of such Outside Director (“Outside Director Retirement”), all Options and Stock Appreciation Right Awards held by such Outside Director shall become fully exercisable on the date of such Outside Director Retirement. Each of the Options and Stock Appreciation Right Awards held by such an Outside Director shall expire on the earlier of (i) the date that such Option or Stock Appreciation Right Award expires in accordance with its terms or (ii) the five year anniversary date of such Outside Director Retirement. In the event the service on the Board of an Outside Director shall be terminated by reason of an “Outside Director Retirement”, all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Outside Director shall lapse on the date of such Outside Director Retirement. For purposes of this provision, Outside Director Retirement shall mean a Director resignation from the Board after nine years of service on the Board or retirement in accordance with the Company’s mandatory retirement policy for Directors.

(c)  Key Employees Who Are Employee Directors. Section 10.3(a) shall be applicable to Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units held by any Key Employee who is an Employee Director at the time that such Key Employee’s employment with the Company terminates by reason of Employee Retirement. If such Key Employee continues to serve on the

Board as of the date of such Key Employee’s Employee Retirement, then Section 10.3(b) shall be applicable to Options, Stock Appreciation Rights Restricted Stock and/or Restricted Stock Units granted after such date.

SECTION 11  CHANGE IN CONTROL

11.1  Effect of Change in Control

Notwithstanding any of the provisions of the Plan or any written agreement or grant certificate evidencing Awards granted hereunder, immediately upon a “Change in Control” (as defined in Section 11.2), all outstanding Options and Stock Appreciation Rights granted to Key Employees or Outside Directors, whether or not otherwise exercisable as of the date of such Change in Control, shall accelerate and become fully exercisable and all restrictions thereon shall terminate in order that Optionees and Grantees may fully realize the benefits thereunder, and all restrictions and conditions on all Restricted Stock and Restricted Stock Units granted to Key Employees or Outside Directors shall lapse upon the effective date of the Change of Control. The Committee may determine in its discretion (but shall not be obligated to do so) that any or all holders of outstanding Options and Stock Appreciation Right Awards which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 11.1) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the Committee, equal to the value of such Options and Stock Appreciation Right Awards, with such payment to take place as of the date of the Change in Control or such other date as the Committee may prescribe.

11.2  Definition of Change in Control

The term “Change in Control” shall mean the occurrence, at any time during the term of an Award granted under the Plan, of any of the following events:

(a)  The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (other than the Company or any benefit plan sponsored by the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (i) the then outstanding shares of the Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(b)  Less than a majority of the Board (rounded down to the nearest whole number) is comprised of individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), provided that any individual whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

(c)  Consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be; or

(d)  Consummation of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Common Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

(e)  In addition to the foregoing, with respect to any Key Employee covered under this provision, consummation by the Company of a Business Combination, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be, and any Key Employees who were employed by the Company and were Optionees or Grantees under the Plan at the time of such Business Combination is terminated other than for Cause or voluntarily leaves the employ of the Company within two (2) years from the date of any such Business Combination as the result of a voluntary termination of employment by such Key Employee within sixty (60) days after any one or more of the following events have occurred:

(i)	failure by the Company to maintain the duties, status, and responsibilities of the Key Employee substantially consistent with those prior to the Business Combination, or
(ii)	a reduction by the Company in the Key Employee’s base salary as in effect as of the date prior to the Business Combination, or
(iii)	the failure of the Company to maintain and to continue the Key Employee’s participation in the Company’s benefit plans as in effect from time to time on a basis substantially equivalent to the participation and benefits of Company employees similarly situated to the Employee.

SECTION 12  RIGHTS AS STOCKHOLDER

An Optionee or Grantee (or a transferee of any such person pursuant to Section 8) shall have no rights as a stockholder with respect to any Common Stock covered by an Award or receivable upon the exercise of Award until the Optionee, Grantee or transferee shall have become the holder of record of such Common Stock, and no adjustments shall be made for dividends or distributions in cash or other property or rights in respect to such Common Stock for which the applicable record date is prior to the date on which the Optionee or Grantee shall have become the holder of record of the shares of Common Stock purchased pursuant to exercise of the Award.

SECTION 13  POSTPONEMENT OF EXERCISE

The Committee may postpone any exercise of an Option or Stock Appreciation Right Awards for such time as the Committee in its sole discretion may deem necessary in order to permit the Company to comply with any applicable laws or rules, regulations or other requirements of the Securities and Exchange Commission or any securities exchange or quotation system upon which the Common Stock is then listed or quoted. Any such postponement shall not extend the term of an Option or Stock Appreciation Right Award, unless such postponement extends beyond the expiration date of the Award in which case the expiration date shall be extended thirty (30) days, and neither the Company nor its directors, officers, employees or agents shall have any obligation or liability to an Optionee or Grantee, or to his or her successor or to any other person.

SECTION 14  TAXES

14.1  Taxes Generally

The Company shall have the right to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a participant the amount (in cash, shares or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such taxes.

14.2  Payment of Taxes

A participant, with the approval of the Committee, may satisfy the obligation set forth in Section 14.1, in whole or in part, by (a) directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise or vesting of an Award (as the case may be) having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld, or (b) delivering shares of Common Stock of the Company having an aggregate Fair Market Value equal to the amount required to be withheld on any date. The Committee may, in its sole discretion, require payment by the participant in cash of any such withholding obligation and may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries under this Section 14.2.

SECTION 15  TERMINATION, AMENDMENT AND TERM OF PLAN

15.1  The Board or the Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided, however, that no Plan amendment shall be effective until approved by the stockholders of the Company if the effect of the amendment is to lower the exercise price of previously granted Options or Stock Appreciation Rights or if such stockholder approval is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act or applicable tax or other laws. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options of Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

15.2  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. No amendment or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the recipient, except that the Committee may amend the Plan in a manner that does affect Awards theretofore granted upon a finding by the Committee that such amendment is in the best interests of holders of outstanding Options affected thereby.

15.3  The Plan was adopted and authorized on March 24, 2010 by the Board of Directors for submission to the stockholders of the Company for their approval. If the Plan is approved by the stockholders of the Company, it shall be deemed to have become effective as of March 24, 2010. Unless earlier terminated in accordance herewith, the Plan shall terminate on March 24, 2020. Termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 16  GOVERNING LAW

The Plan shall be governed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions which would result in the application of the laws of any other jurisdiction.

SECTION 17  NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

No person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company any right to be retained in the employ of the Company or as giving any member of the Board any right to continue to serve in such capacity.

SECTION 18  AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Committee.

SECTION 19  NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Board.

SECTION 20  CAPTIONS

All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

SECTION 21  SEVERABILITY

Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

SECTION 22  MODIFICATION FOR GRANTS OUTSIDE THE U.S.

The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Awards to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

APPENDIX B

DENTSPLY INTERNATIONAL INC.
Executive Pay Analysis
Comparator Companies in $1.0 — $3.0 Billion Revenue Group

Advanced Medical Optics
AMETEK
Applera
Arysta LifeScience, NA
Barr Pharmaceuticals
Beckman Coulter
BIC
Bio-Rad Laboratories
Blyth
Bracco Diagnostics
Brady
Carpenter Technology
Catalent Pharma Solutions
Celgene
Cephalon
Ceridian
Chesapeake
Convergys
Day & Zimmerman
Deluxe
Donaldson
Endo Pharmaceuticals
Equifax
Fleetwood Enterprises
Flint Group USA
GATX
General Atomics
GTECH
H.B. Fuller
Harland Clarke
Hayes Lemmerz
Hercules
Herman Miller
HNI
IDEX
IMS Health
International Flavors & Fragrances	Iron Mountain
Jostens Kaman Industrial Technologies
Kennametal KLA-Tencor
Makino
Martin Marietta Materials
Mary Kay
MDS Pharma Service
Metavante Technologies
Millipore
Mueller Water Products
National Semiconductor
Noranda Aluminum
Nypro
PerkinElmer
PolyOne
Purdue Pharma
Quintiles
Rayonier
Revlon
RF Micro Devices
Safety-Kleen Systems
SAS Institute
Scotts Miracle-Gro
Sensata Technologies
Shire Pharmaceuticals
Sigma-Aldrich
Springs Global US
TeleTech Holdings
Teradata
Terra Industries
Thomas & Betts
Toro
Tupperware
Uni-Select USA
TOTAL COMPANIES: 73

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APPENDIX C

DENTSPLY INTERNATIONAL INC.
Audit & Finance Committee Charter

I.	PURPOSE

The primary function of the Audit & Finance Committee (the “Audit Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities related to corporate accounting and financial reporting disclosures, corporate financing activities, treasury activities and risk management activities. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent accountants, the internal auditors and the management of DENTSPLY International Inc. (the “Company”).

II.	ORGANIZATION
A.	Members. The Audit Committee shall be composed of Directors who are independent, as defined by the Securities and Exchange Commission and NASDAQ, of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as an Audit Committee member. Audit Committee members shall be nominated by the Board, and the Audit Committee shall be composed of not less than three independent Directors who meet the NASDAQ requirements regarding financial knowledge, experience and expertise.
B.	Meetings. The Audit Committee will meet on a regular basis and special meetings will be called as circumstances require. The Audit Committee will meet privately from time to time with representatives of the Company’s independent accountants, the internal auditor and management. Written minutes will be kept for all meetings.
C.	Funding. The Audit Committee shall receive sufficient funding to carry out its functions, including the hiring of outside advisors as deemed appropriate by the Committee.
III.	FUNCTIONS
A.	Financial Oversight and Reporting. The Audit Committee shall have the role and responsibility for monitoring and overseeing the management, gathering and reporting of financial data and information, which shall include:
•	The appointment, compensation, retention and oversight of the independent accountants.
•	Review and approve the plans, scope and results for the annual audit with the independent accountants and address any significant financial reporting issues which arose during the audit and their resolution.
•	Review and approve the plans, scope, budget and results for the internal audit function and address any significant issues raised by the internal audit function.
•	Review significant developments in accounting rules and recommended changes in the Company’s methods of accounting or financial statements and application of the rules and the Company’s accounting principles to the Company’s financial reporting.
•	Review and evaluate the adequacy of internal accounting controls and internal control systems.
B.	Finance. In carrying out its Finance function, the Audit Committee may undertake such actions as it deems necessary or useful and providing updates and recommendations to the Board which may include:
•	Capital Structure. Receiving reports from management about the current capital structure and proposed changes to the capital structure.

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•	Dividend Policy. Reviewing analyses from management about the current dividend policy of the Company and provide recommendation to the Board.
•	Financing Activities. Reviewing analyses from management including accounting, tax and financing activities associated with proposed material financing transactions and provide recommendation to the Board.
•	Capital Expenditures. At the request of the Board, review specific projects proposed by management as well as perform a post implementation review of major projects.
•	Benefit Plan Funding Matters. Reviewing reports from management concerning the funding requirements for the Company’s employee benefit plans.
•	Insurance. Reviewing the Company’s insurance coverage and the related costs.
•	Policies and Procedures. Review and approve policies and procedures with respect to Debt Management, Financial Risk Management, Credit Management and Global Cash Investment Management.
•	Tax Compliance. Review tax compliance programs and the tax optimization strategies of the company.
•	Material Transaction. Review the financial and accounting components of any material transactions significantly impacting the company.
C.	Information Technology. Review information technology plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.
D.	Complaint Handling. Review and approve the procedures established for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.
E.	Outside Advisors. The Audit Committee shall directly engage independent advisors when deemed appropriate by the Committee.

In carrying out its responsibilities, the Audit Committee shall remain flexible in its policies and procedures in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting, reporting and financing practices of the Company are in accordance with all requirements and are of the highest quality.

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APPENDIX D

DENTSPLY INTERNATIONAL INC.
Corporate Governance And Nominating Committee Charter

I.	PURPOSE

The primary function of the Corporate Governance and Nominating Committee (the “Governance Committee”) is to assist the Board of Directors (the “Board”) of DENTSPLY International Inc. (the “Company”) in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Governance Committee shall report to the Board on matters relating to the activities of the Governance Committee.

II.	ORGANIZATION
A.	Members. The Governance Committee shall consist of directors who are independent, as defined by The NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board, as evidenced by its election of such Governance Committee members, would interfere with the exercise of independent judgment as a Governance Committee member.
B.	Meetings. The Governance Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Governance Committee and/or management of the Company. A majority of the members of the Governance Committee shall constitute a quorum. The Governance Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide information as necessary. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Governance Committee shall be made to the Board accompanied by any recommendations for matters that require approval of the Board.
III.	FUNCTIONS

The Governance Committee shall have the following specific responsibilities:

•	Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each Annual Meeting of Shareholders, including consideration of candidates recommended by shareholders in accordance with the by-laws and procedures of the Company and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;
•	Establish criteria for membership on the Board and its Governance Committees, such as experience, business interests, diversity and qualifications for membership on Board Governance Committees;
•	Evaluate Company policies relating to the recruitment of directors and aid in recruiting and attracting qualified candidates to serve on the Board;
•	Consider and appraise the performance of incumbent members of the Board in the context of determining whether to recommend that they be nominated for re-election;
•	Assess and make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of Governance Committees of the Board;
•	Recommend appointments of directors as members and chairs of Governance Committees of the Board;
•	Periodically review and recommend Governance Guidelines and Policies;
•	Establish policies and procedures applicable to directors and executive officers regarding related person transactions (as required to be disclosed by item 404(a) of Regulation S-K), including the review and approval of such transactions;

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•	Review and approve service by executives of the Company on outside boards of profit and non-profit organizations, as it deems appropriate, and in such process designate whether it is service which is requested or required by the Company;
•	Review the compensation of the members of the Board for services as a director or member of any Governance Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;
•	Subject to the Company by-Laws, review insurance and indemnification for Directors and Officers of the Company and make recommendations to the Board regarding such matters;
•	Review periodically new legislation, regulations and other developments relating to Governance of the Company and the Company’s Code of Conduct. Make recommendations to the Board for any changes, amendments and modifications to the Code that the Governance Committee determines appropriate;
•	Review and report to the Board annually concerning Board member independence, as defined by the NASDAQ rules;
•	Direct and manage the evaluation of the functioning of the Board in accordance with procedures established by the Board and make recommendations to the Board on implementation of changes; and
•	Review proposals received from shareholders for consideration by the Board or inclusion in the Company’s Proxy Statement and recommend to the Board, as necessary, the handling and response to such proposals.

The Governance Committee may retain, at the Company’s expense, such independent counsel or other consultants or advisors as it deems necessary. The Governance Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

While the members of the Governance Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Governance Committee, except to the extent otherwise provided under applicable federal or state law.

D-2

APPENDIX E

DENTSPLY INTERNATIONAL INC.
Human Resoirces Committee Charter

I.	PURPOSE

The primary function of the Human Resources Committee (the “HR Committee”) is to provide general oversight and assistance to the Board of Directors (the “Board”) for the organizational structure of DENTSPLY International Inc. (the “Company”) and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.

II.	ORGANIZATION
A.	Composition. The HR Committee shall consist of directors who are independent, as defined by The NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its appointment of such HR Committee members, would interfere with the exercise of independent judgment as a HR Committee member.
B.	Meetings. The HR Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the HR Committee and/or management of the Company. A majority of the HR Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the HR Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the HR Committee determines requires approval of the Board.
III.	FUNCTIONS
A.	General. The HR Committee’s general responsibility is to oversee the Company’s employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The HR Committee shall communicate to shareholders, as deemed appropriate or as required by the SEC or other regulatory body, the Company’s compensation policies and practices. More specifically, the HR Committee shall be responsible for the following:
•	Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the HR Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;
•	Review from time to time and approve the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;
•	Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers’, including the Chief Executive Officer, compensation for the last year was based;
•	Assure that the Company’s executive incentive compensation program(s) are administered in a manner consistent with the Company’s compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

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•	Approve, subject to shareholders’ approval when appropriate, all new equity-related incentive plans for senior management;
•	Recommend to the Board participants in the Company’s Supplemental Executive Retirement Plan;
•	Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;
•	Receive and review annually or otherwise, as the HR Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;
•	Review with the Chief Executive Officer matters relating to management succession;
•	If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the HR Committee to assist the HR Committee with its areas of responsibility; and
•	Such other duties and responsibilities as may be assigned to the HR Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.
B.	Consultants. The HR Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the HR Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.
C.	Equity Compensation Plan. The HR Committee shall administer the Equity Incentive Plans (the “Plans”), including but not limited to:
•	Consider relevant market data and Company and individual performance relative to the types and size of awards;
•	Participating in the establishment of plan guidelines and general size of overall grants;
•	Making grants;
•	Interpreting the Plans;
•	Determining rules and regulations relating to the Plans;
•	Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);
•	Approving any exceptions to receive retiree treatment; and
•	Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

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DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE
221 WEST PHILADELPHIA ST.
YORK,PA 17405-0872

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees

01 Paula H. Cholmondeley 02 Michael J. Coleman 03 John C. Miles II 04 John L. Miclot

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS, TO AUDIT THE BOOKS AND ACCOUNTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2010.	0	0	0
3	PROPOSAL TO APPROVE THE DENTSPLY INTERNATIONAL INC. 2010 EQUITY INCENTIVE PLAN	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) 0

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

R2.09.05.010

0000061618_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

DENTSPLY INTERNATIONAL INC. Solicited on behalf of the Board of Directors of DENTSPLY International Inc.

The undersigned stockholder of DENTSPLY International Inc. (the ÒCompanyÓ) hereby appoints Brian M. Addison as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the CompanyÕs World Headquarters, 221 West Philadelphia St., York, Pennsylvania, on Tuesday, May 11, 2010, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the ÒESOPÓ) and/or DENTSPLY International Inc. 401(k) Savings Plan (the Ò401 (k)Ó). I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (ÒCommon StockÓ) of DENTSPL Y International Inc. (the ÒCompanyÓ) allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the CompanyÕs Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Monday, May 10, 2010, for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 7, 2010, for the Trustee to vote the Plan shares.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000061618 2 R2.09.05.010